                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (RULE 14A-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

(x)  Filed by the Registrant
( )  Filed by a Party other than the Registrant
     Check the appropriate box:
(x)  Preliminary proxy statement
( )  Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
( )  Definitive proxy statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to ss.240.14a-12

                          LYNCH INTERACTIVE CORPORATION
                          -----------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          ------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

(X) NO FEE REQUIRED.
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              TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

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              PURSUANT  TO  EXCHANGE  ACT RULE (2) 0-11 (SET FORTH THE AMOUNT ON
              WHICH  THE  FILING  FEE  IS  CALCULATED   AND  STATE  HOW  IT  WAS
              DETERMINED):

         (3)  PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

         (4)  TOTAL FEE PAID:

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(  )     CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE  ACT
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         WAS PAID  PREVIOUSLY.  IDENTIFY  THE  PREVIOUS  FILING BY  REGISTRATION
         STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

         (1)  AMOUNT PREVIOUSLY PAID:

         (2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

         (3)  FILING PARTY:

         (4)  DATE FILED:

                          LYNCH INTERACTIVE CORPORATION
                            401 THEODORE FREMD AVENUE
                               RYE, NEW YORK 10580
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 2, 2005
                              --------------------

                                                       April 29, 2005
To Stockholders of
  Lynch Interactive Corporation:

         NOTICE IS  HEREBY  GIVEN to the  holders  of  Common  Stock,  par value
$0.0001 per share ("Common Stock"), of Lynch Interactive Corporation, a Delaware
corporation (the  "Corporation"),  that the Annual Meeting of Stockholders  (the
"Annual Meeting") of the Corporation, will be held at the Greenwich Library, 101
West Putnam Avenue, Greenwich,  Connecticut,  on Thursday, June 2, 2005, at 8:30
a.m. Eastern time, for the following purposes:

         1.   To approve,  subject to final  action by the Board of Directors of the Corporation  (the "Board of  Directors"),  an amendment to the
              Corporation's  Restated  Certificate of  Incorporation to effect a
              1-for-100  reverse stock split of the Common Stock with the result that (i) holdings  prior to such split of fewer than 100 shares of
              Common Stock will be converted to a fractional  share,  which will be immediately cancelled and converted into a right to receive the cash consideration described in the attached proxy statement,  and
              (ii) the  Corporation  will have fewer than 300 holders of record, allowing  it to delist the Common  Stock from the  American  Stock
              Exchange (the "AMEX") and to deregister the Common Stock under the
              Securities  Exchange Act of 1934, as amended (the "Exchange Act"), and to avoid  many of the  costs  associated  with  being a public reporting company.

         2.   To re-approve the Principal Executive Bonus Plan.

         3.   To elect members of the Board of Directors to serve until the next
              Annual  Meeting and until their  successors  are duly  elected and qualify.

         4.   To transact  such other  business as may properly  come before the
              Annual Meeting or any adjournments thereof.

         Information  relating to the above matters is set forth in the attached proxy  statement.  The Board of Directors and management of the  Corporation are not aware of any other  matters  that will come  before the Annual  Meeting.  As determined by the Board of Directors,  only  stockholders of record at the close of business on April 29, 2005 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.

         THE BOARD OF DIRECTORS ENCOURAGES ALL STOCKHOLDERS TO PERSONALLY ATTEND
THE ANNUAL  MEETING.  YOUR VOTE IS VERY  IMPORTANT  REGARDLESS  OF THE NUMBER OF
SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,  YOU ARE
REQUESTED TO PROMPTLY DATE, COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN
THE ENCLOSED ACCOMPANYING POSTAGE-PAID ENVELOPE IN ORDER THAT YOUR SHARES OF OUR
COMMON STOCK MAY BE REPRESENTED. YOUR COOPERATION IS GREATLY APPRECIATED.

                                   By Order of the Board of Directors,

                                   /s/ John A. Cole

                                   John A. Cole
                                   Vice President, General Counsel and Secretary

                               SUMMARY TERM SHEET

         This summary term sheet, including the "Questions and Answers About the
Meeting and Transaction"  section that follows,  highlights selected information
from  the  attached  proxy   statement  for  the  2005  Annual  Meeting  of  our
stockholders  and  addresses  the  material  terms of the  reverse  stock  split described  below.  For a complete  description  of the reverse stock split,  you should carefully read the proxy statement and all of its exhibits.  This summary is  qualified in its  entirety by  reference  to the more  detailed  information appearing  elsewhere in, or  accompanying,  the proxy  statement,  including the financial statements in our annual report, which accompanies and is incorporated by reference into the proxy statement.  References to the  "Corporation,"  "us,"
"we," "our" or "Lynch  Interactive" refers to Lynch Interactive  Corporation,  a
Delaware corporation.

REVERSE STOCK SPLIT; "GOING DARK"; "PINK SHEET" QUOTATION

         Our Board of Directors has authorized,  subject to stockholder approval and subsequent final action by our Board of Directors, a 1-for-100 reverse stock split of our  Common  Stock.  Stockholders  who own fewer than 100 shares at the effective  time of the reverse  stock split will receive a cash payment equal to the fair market  value of the shares they hold,  as  described in more detail in the proxy statement. Stockholders who own 100 or more shares of our Common Stock at the effective time of the reverse stock split will remain stockholders,  will continue  to hold  whole and  fractional  shares,  and will not be  entitled  to receive any cash for their fractional share interests resulting from the reverse stock split.  Our shares may then be quoted in the "pink  sheets," but initially at a price approximately 100 times their current price on the AMEX. In addition, the spread  between  the bid and asked  prices of our Common  Stock may be wider than on the AMEX  and the  liquidity  of our  shares  may be  less.  In order to facilitate  future  quotation  of our  Common  Stock in the pink  sheets  and to eliminate  any then  existing  fractional  shares at some time after the reverse stock is completed, we may effect a forward stock split.

         If consummated, the reverse stock split would be part of a "going dark"
plan. Following the reverse stock split, we would have fewer than 300 holders of record and would be eligible to terminate the  registration  of our Common Stock under the Exchange  Act. We would then "go dark," i.e.,  become a  non-reporting company for purposes of the Exchange  Act. This will  eliminate the  significant expense  required  to comply  with public  reporting  and  related  requirements including,  but not limited  to, the  Sarbanes-Oxley  Act of 2002.  Our Board of
Directors has concluded that the cost associated with being a reporting  company is not justified by its benefits in view of the limited trading  activity in our
Common Stock,  and has determined that the reverse stock split is fair to and in the best interests of our stockholders. See also the information in the sections
"Recommendation  of Our Board of  Directors"  and "Fairness of the Reverse Stock
Split."

         If we "go dark," we intend  voluntarily to disseminate  press releases, quarterly  financial  statements and audited annual financial  statements to our stockholders and the investment  community generally to facilitate  quotation of our shares in the pink sheets.

         The amendment to our Restated  Certificate of Incorporation  that would effect the 1-for-100  reverse split would also include a standing  option for us to  repurchase  any  shares of Common  Stock  proposed  to be  transferred  by a remaining  stockholder  if such  proposed  transfer  would  cause the  number of holders of record of our Common  Stock to equal or exceed  300.  The price to be paid  for the  shares  pursuant  to this  option  would be equal to (i) the mean between the bid and asked prices (as published in the pink sheets) averaged over the 20 trading  days on which the shares of Common  Stock were  actually  quoted immediately  preceding the date of exercise of the option or, (ii) if the Common
Stock is not then quoted in the pink  sheets,  or if such  determination  cannot otherwise  be made, the fair market  value of such shares as  determined  by our
Board of Directors in good faith.

                                      -1-

         The members of our Board of Directors,  including Mario J. Gabelli (who may be deemed to be a controlling stockholder of ours), have indicated that they intend to vote,  or cause to be voted,  the shares of our Common Stock that they directly or indirectly  control in favor of the reverse stock split.  The shares of our Common Stock beneficially owned by directors represent  approximately 26%
of our outstanding voting securities. This percentage will not materially change as a result of the reverse stock split.  See also the information in the section
"Special Interests of Affiliated Persons in the Transaction."

         The reverse stock split is not expected to affect our current  business plan or operations,  except for the anticipated cost and management time savings associated with termination of our public  reporting  company  obligations.  See also the information in the section "Structure of Proposal."

         Our Board of Directors has retained the authority to determine  whether and when to file the amendment to our Restated Certificate of Incorporation with the  Secretary  of State of the State of Delaware  to effect the  reverse  stock split,  notwithstanding  the  authorization  of the  reverse  stock split by our stockholders.  Our Board of  Directors  may  abandon  the  proposal  at any time without further action by our stockholders,  or may file the amendment effecting the proposal at any time without  further notice to or action on the part of our stockholders.  The date on which the  amendment to our Restated  Certificate  of
Incorporation  is filed with the Office of the Secretary of State of Delaware is referred to herein as the  Effective  Date.  Please see the section of the proxy statement entitled  "Structure of the Proposal," for a more detailed  discussion of the procedures to effect the reverse stock split.

         Our Board of Directors has retained  Caymus  Partners LLC to provide an opinion as to the fairness, from a financial point of view, of the reverse stock split to our stockholders. Our Board of Directors has set the cash consideration to be paid for  fractional  shares  held by holders of less than one whole share resulting from the reverse stock split to be the greater of (i) $29.00 per share or (ii) 120% of the average of the closing  prices per share of our Common Stock on the AMEX over the last 20 days  immediately  preceding the Effective  Date on which the shares of Common Stock were actually traded, which amount the Board of
Directors  believes to represent,  and is referred to  hereinafter  as the "fair market  value" per share of our Common Stock.  Our Board of Directors  made this determination  in good faith,  based upon the fairness opinion and other factors it deemed relevant,  as described in more detail in the section "Fairness of the
Reverse  Stock  Split." As our Board of Directors  has retained the authority to determine when, and if, to consummate the reverse stock split,  the exact amount of cash  consideration  to be  received by our  stockholders  will depend on the selected  Effective Date. For example,  if the Effective Date had been April 11,
2005, the fair market value to be paid as cash  compensation to the stockholders would have been  $29.66  per share of Common  Stock.

         Our  stockholders are not entitled to appraisal rights under either our
Restated  Certificate of Incorporation or our Bylaws,  as amended,  or under the
Delaware  General  Corporation  Law,  even if they  dissent on  approval  of the reverse stock split.  See also the  information  in the section  "Appraisal  and
Dissenters' Rights."

                                      -2-

            QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS

Q: WHAT IS THE TIME AND PLACE OF THE ANNUAL MEETING?
A: The Annual  Meeting will be held at the  Greenwich  Library,  101 West Putnam
Avenue, Greenwich,  Connecticut, on Thursday, June 2, 2005, at 8:30 a.m. Eastern
time.

Q:  WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?
A: You are being asked to vote on the  approval of a proposed  amendment  to our
Restated  Certificate of Incorporation that will provide for a 1-for-100 reverse stock split.  You are also being asked to  re-approve  the  Principal  Executive
Bonus Plan,  which was first  approved in 2000, to elect seven  directors and to transact such other business as may properly come before the meeting.

Q:  WHAT DOES IT MEAN TO "GO DARK" AND WHAT ARE ITS BENEFITS?
A: If the  reverse  stock  split is  consummated,  we would  have fewer than 300 holders  of  record,  and we would be  eligible  to delist  from the AMEX and to terminate the  registration of our Common Stock under the Exchange Act, so that, among other  things,  we would not have to comply with the  requirements  of the
Sarbanes-Oxley Act of 2002.  Additionally,  the shares of our Common Stock would trade, if at all, only in the pink sheets or in privately  negotiated  sales. If we delist and deregister our Common Stock,  we currently  intend  voluntarily to disseminate press releases,  quarterly  financial  statements and audited annual financial statements to our stockholders and the investment community generally.
The benefits of delisting and deregistering include:

     o     Eliminating  the costs  associated  with filing  documents  under the
           Exchange  Act with the SEC,  including  but not limited to  reporting
           transactions   of  our  executive   officers,   directors,   and  10%
           stockholders relating to our Common Stock;

     o     Eliminating the costs of compliance with  Sarbanes-Oxley  and related regulations;

     o     Reducing  the  direct  and  indirect  costs  of   administering   our
           stockholder accounts and responding to stockholder requests;

     o     Affording our stockholders who hold fewer than 100 shares immediately before the reverse  stock split the  opportunity  to receive cash for their shares  without having to pay brokerage  commissions  and other transaction costs; and

     o     Permitting  our  management  to focus its time and  resources  on our long-term business goals and objectives.

Q:  WHAT ARE THE DISADVANTAGES TO "GOING DARK"?
A.  Some of the disadvantages include:
    o      Stockholders  owning fewer than 100 shares of our Common Stock before the reverse  stock split will not have an  opportunity  to  liquidate their shares after the reverse  stock split at a time and for a price of their own choosing;  instead,  they will be cashed out and will no longer  be our  stockholders  and will not  have the  opportunity  to participate in or benefit from any future  potential  appreciation in our value.

    o      Stockholders who will continue to be our  stockholders  following the reverse  stock  split  will  no  longer  have  available  all  of the information  regarding our  operations  and results that is currently available in our filings with the SEC, although,  as indicated above, we currently  intend to continue  voluntarily  to  disseminate  press releases,  quarterly and audited annual financial statements; we will no longer be subject to the liability provisions of the Exchange Act;
           we will no longer be subject to the provisions of Sarbanes-Oxley; and
           our  officers  will no longer be required to certify the  accuracy of our financial statements;

    o      Our stockholders  following the reverse stock split will no longer be able to trade our  securities on the AMEX but only in the pink sheets or in privately negotiated transactions, the effect of which may be a significant reduction in liquidity;

                                      -3-

     o     We may have less  flexibility in attracting and retaining  executives and other employees  because  equity-based  incentives (such as stock options,  if we ever  choose  to use  them)  tend not to be viewed as having the same value in a non-reporting company; and
     o     We will be less  likely to be able to use shares of our Common  Stock to acquire other companies.

See "Fairness of the Reverse Stock Split."

Q. IS THERE A METHOD TO PREVENT  THE NUMBER OF HOLDERS OF RECORD  FROM  REACHING
300, THEREBY MAKING US A REPORTING  COMPANY AGAIN? A. We need to be able to keep the number of holders of record of our Common  Stock below 300 in order to avoid re-registering  under the Exchange Act, filing public reports and complying with
Sarbanes-Oxley.  The amendment to our Restated Certificate of Incorporation that would  effect the  1-for-100  reverse  stock split would also include a standing option  for  us  to  repurchase  any  shares  of  Common  Stock  proposed  to be transferred by a remaining stockholder if such proposed transfer would cause the number of  holders  of record of our Common  Stock to equal or exceed  300.  The price to be paid for the shares  pursuant to this  option  would be equal to (i)
the mean  between the bid and asked  prices (as  published  in the pink  sheets)
averaged over the 20 trading days immediately  preceding the date of exercise of the option on which the shares of Common Stock were  actually  traded or (ii) if the Common  Stock is not then traded in the pink  sheets,  the fair market value for such shares as determined by our Board of Directors in good faith.

Q: LYNCH  INTERACTIVE  HAS BEEN PUBLICLY  HELD SINCE 1999;  WHAT ARE SOME OF THE
REASONS FOR DELISTING AND DEREGISTERING NOW?
A: Our Board of Directors  believes that we currently derive no material benefit from our  status  as a public  reporting  company.  In  addition  to the  direct financial burden of being a public reporting company,  the low trading volume in our Common Stock has not provided significant liquidity to our stockholders. Our
Board of  Directors  does not expect that we will use our shares of Common Stock as  consideration  for  acquisitions  or other  transactions  in the foreseeable future.  Finally,  the low trading volume  results in substantial  spikes in the trading price when actual trades are made on the AMEX.  See  information  in the section "Background of the Proposal."

Q:  AS A STOCKHOLDER, WHAT WILL I RECEIVE IN THE TRANSACTION?
A: If the  reverse  stock  split is  consummated  and if you own fewer  than 100 shares of our Common Stock immediately  before the effective time of the reverse stock  split,  you will  receive  cash equal to the fair market  value,  without interest,  for the shares of Common  Stock that you own and you will cease to be our  stockholder.  The fair market  value to be received for  fractional  shares shall  be equal to the  greater  of (i)  $29.00  per  share or (ii)  120% of the average of the closing  price per share of our Common Stock on the AMEX over the
20 trading days immediately  preceding the Effective Date on which the shares of
Common Stock were  actually  traded.  As our Board of Directors has retained the authority to determine  when, and if, to consummate the  transaction,  the exact amount of cash you would receive will depend on the selected  Effective Date. If you own  100 or  more  shares  of our  Common  Stock  immediately  prior  to the effective  time  of  the  reverse  stock  split  you  will  continue  to be  our stockholder  and you will  not  receive  any cash  payment  for your  shares  in connection with the transaction.

Q:  IF I OWN FEWER  THAN 100  SHARES,  IS THERE ANY WAY I CAN  CONTINUE  TO BE A
STOCKHOLDER AFTER THE TRANSACTION?
A: If you  currently  own fewer  than 100 shares of our  Common  Stock,  you can continue to be our  stockholder  after the  effective  time of the reverse stock split by purchasing in the open market or privately sufficient additional shares to cause you to own a minimum  of 100  shares  in a single  account  immediately prior to the  effective  time of the reverse  stock  split.  However,  we cannot assure you that any shares will be available for Purchase.

                                      -4-

Q: IS THERE  ANYTHING I CAN DO TO TAKE  ADVANTAGE OF THE  OPPORTUNITY TO RECEIVE
CASH FOR MY SHARES AS A RESULT OF THE  TRANSACTION  IF I CURRENTLY OWN MORE THAN
100 SHARES? A: If you currently own 100 or more shares, you can receive cash for shares you own as of the effective time of the reverse stock split if you reduce your  ownership  of our Common  Stock to fewer  than 100 shares by selling  such shares in the open market or otherwise  transferring  them.  However,  we cannot assure you that any purchaser for your shares will be available.

Q: WHAT HAPPENS IF I OWN A TOTAL OF 100 OR MORE SHARES BENEFICIALLY,  BUT I HOLD
FEWER THAN 100  SHARES OF RECORD IN MY NAME AND FEWER  THAN 100  SHARES  WITH MY
BROKER IN "STREET NAME"?  A: An example of this would be that you have 40 shares registered  in your own name  with our  transfer  agent  and you have 60  shares registered  with  your  broker  in  "street  name."  Accordingly,  you  are  the beneficial  owner of a total of 100  shares,  but you do not own 100  shares  of record or beneficially in the same name. If this is the case, as a result of the transaction,  you would  receive cash for the 40 shares you hold of record.  You will also  receive  cash for the 60 shares held in street name if your broker or other nominee  accepts our offer for beneficial  owners of fewer than 100 shares of our Common Stock held in the  broker's or nominee's  name to receive cash for fractional  shares.  You can avoid this result by consolidating your holdings of
100 or more shares in a single account.

Q:  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION TO ME?
A:  Stockholders  who do not receive  any cash as a result of the reverse  stock split  should not  recognize  any gain or loss as a result of the reverse  stock split.  For  stockholders  who will  continue to be our  stockholders  after the transaction,  their tax basis and  holding  period in the  shares of our  Common
Stock should remain  unchanged after the reverse stock split.  Stockholders  who will be paid  cash for  their  shares  of our  Common  Stock as a result of this transaction will generally recognize capital gain or loss for federal income tax purposes.  Such gain or loss will be measured by the difference between the cash received by such stockholder and the aggregate  adjusted tax basis of the shares of Common Stock held.  To review the material  tax  consequences  of the reverse stock  split in greater  detail,  please read the  discussion  under the section
"Material Federal Income Tax Consequences".

Q:  AM I ENTITLED TO DISSENTERS' RIGHTS?
A:  Under  the  Delaware  General  Corporation  Law,  our  stockholders  are not entitled to dissenter's rights in connection with the reverse stock split.

Q:  WHAT IS THE VOTING RECOMMENDATION OF OUR BOARD OF DIRECTORS?
A: Our  Board of  Directors  has  determined  that the  reverse  stock  split is advisable and in the best interests of our stockholders.  Our Board of Directors has therefore  unanimously  approved the reverse stock split and recommends that you  vote  "FOR"  approval  of  this  matter  at the  Annual  Meeting.  See  the information in the section "Recommendation of our Board of Directors."

Our Board of Directors also  recommends  that you vote "FOR" the  re-approval of the  Principal  Executive  Bonus  Plan and  "FOR" the  election  to the Board of
Directors of each nominee named in the proxy statement.

Q:  WERE THERE  ADDITIONAL  FACTORS  SUPPORTING  OUR  BOARD'S  DETERMINATION  TO
RECOMMEND APPROVAL OF THE REVERSE STOCK SPLIT?
A: In addition to considering  the advantages and  disadvantages  of the reverse stock split discussed above, our Board of Directors based its  recommendation to approve such transaction on the following:

    o   The financial  presentations  and analyses of management and the opinion of Caymus  Partners  LLC, the financial  advisor  retained in connection with the reverse stock split,  and our Board of  Directors'  discussions and conclusions  about the fairness,  from a financial point of view, of the proposed  fair market value to be paid to our  stockholders  who own fewer  than 100  shares  of our  Common  Stock  immediately  before  the effective  time  of the  reverse  stock  split;  and

                                      -5-

    o   Attempts of our stockholders to achieve liquidity through the AMEX would likely be  frustrated  due to the low average  daily  trading  volume of shares of our Common Stock, where only a small number of shares could be purchased  or sold  without  the  risk of  significantly  increasing  or decreasing the trading price.

Q:  WHAT IS THE TOTAL COST TO US OF THE REVERSE STOCK SPLIT?
A: We estimate  that the total cash  outlay of the  reverse  stock split will be approximately  $477,000, of which we will pay approximately $340,000 to cash out fractional shares, based on recent trading prices of shares of our Common Stock, and approximately $137,000 in legal, financial advisor and other costs to effect the  proposed  transaction.  This total amount could be larger or smaller if the number of  fractional  shares that will be  outstanding  upon the reverse  stock split changes as a result of purchases or sales of shares of our Common Stock.

Q:  WHAT SHARES CAN I VOTE?
A: You may vote all shares of our  Common  Stock that you own as of the close of business on the record date,  which is April 29, 2005.  These shares include (1)
shares held directly in your name as the "holder of record," and (2) shares held for you in "street name" as the "beneficial  owner" through a nominee (such as a broker or bank).  Nominees may have different  procedures and, if you own shares in street name, you should contact them prior to voting.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?
A:  No. Once the reverse stock split is consummated,  we will send  instructions on where to send  your  stock  certificates  and how you will  receive  any cash payments you may be entitled to receive.

Q:  CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?
A:  Whether  you hold  your  shares  directly  as the  stockholder  of record or beneficially  in "street  name," you may direct your vote without  attending the
Annual  Meeting.  You may vote by signing your proxy card or, for shares held in
"street name," by signing the voting instruction card included by your broker or nominee and mailing it in the enclosed,  preaddressed  envelope.  If you provide specific voting instructions,  your shares will be voted as you instruct. If you sign but do not provide  instructions,  your  shares will be voted as  described below in "How are votes counted?"

Q:  CAN I CHANGE MY VOTE?
A:  You may change your proxy  instructions at any time prior to the vote at the
Annual Meeting.  For shares held directly in your name, you may change your vote by signing a new proxy card  bearing a later date (which  automatically  revokes the earlier dated proxy card) or by attending  the Annual  Meeting and voting in person.  Attendance at the Annual Meeting will not cause your previously  signed proxy card to be revoked  unless you  specifically  so request.  For shares held beneficially  by you in street name,  you may change your vote by submitting new voting instructions to your broker or nominee.

Q:  WHAT ARE THE  VOTING  REQUIREMENTS  TO  APPROVE  THE  REVERSE  STOCK  SPLIT,
RE-APPROVE THE PRINCIPAL  EXECUTIVE BONUS PLAN AND ELECT DIRECTORS?
A:  Approval of the reverse stock split will require the  affirmative  vote of a majority  of the  outstanding  shares of our Common  Stock.  Re-approval  of the
Principal  Executive Bonus Plan will require the affirmative  vote of a majority of the votes  cast on such  proposal  at the Annual  Meeting.  The  election  of nominees to our Board of  Directors  will be  determined  by a plurality  of the votes of the shares of our Common  Stock  present  in person or  represented  by proxy at the Annual Meeting.

Q:  HOW ARE VOTES COUNTED?
A:  You may vote "FOR,"  "AGAINST" or  "ABSTAIN" on the reverse  stock split and re-approval  of the  Principal  Executive  Bonus Plan.  If you  "ABSTAIN" on the
proposal to approve the reverse  stock  split,  it has the same effect as a vote
"AGAINST."  If you  "ABSTAIN"  on  the  proposal  to  re-approve  the  Principal
Executive  Bonus Plan, it will have no effect on the votes cast. If you sign and

                                      -6-

date your proxy card with no further  instructions,  your  shares  will be voted
"FOR" the approval of the  transaction,  "FOR" the  re-approval of the Principal
Executive  Bonus Plan and "FOR" the  election  of each  nominee for our Board of
Directors   named  in  the  proxy   statement,   all  in  accordance   with  the
recommendations of our Board of Directors.

Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
A: We will announce preliminary voting results at the Annual Meeting and publish final results in a Current  Report on Form 8-K filed with the SEC or by amending the Schedule 13E-3 filed in connection with the reverse stock split.

Q:  IF THE TRANSACTION IS APPROVED BY OUR  STOCKHOLDERS,  MUST IT BE CONSUMMATED
BY OUR BOARD OF DIRECTORS?
A:  No. Our Board of Directors  may abandon the reverse  stock split at any time or may proceed  with it at any time without  further  notice to or action on the part of our stockholders.

Q:  HOW WILL WE OPERATE AFTER THE TRANSACTION?
A:  If the reverse stock split is  consummated,  and assuming that we have fewer than 300 holders of record after the  transaction,  we would delist,  deregister and no longer be subject to the  reporting  and related  requirements  under the federal  securities laws that are applicable to reporting  companies.  We do not anticipate  that the  reverse  stock split will have an effect in the conduct of our  business.  We expect our  business and  operations  to continue as they are currently being conducted.

                                      -7-

                          LYNCH INTERACTIVE CORPORATION
                            401 THEODORE FREMD AVENUE
                               RYE, NEW YORK 10580
                              --------------------

                                 PROXY STATEMENT

         This  proxy  statement  is  furnished  by our  Board  of  Directors  in connection  with the  solicitation  of proxies for use at the Annual  Meeting of stockholders to be held at Greenwich Library, 101 West Putnam Avenue, Greenwich,
Connecticut,  on Thursday,  June 2, 2005, at 8:30 a.m.  Eastern time, and at any adjournments  thereof.  This proxy statement and the accompanying proxy is first being  mailed to  holders of our  shares of Common  Stock on or about  April 29,
2005.

         You are being asked to vote on the following proposals:

         1.  To approve,  subject to final action by our Board of Directors,  an amendment to our Restated  Certificate of Incorporation to effect a
             1-for-100  reverse  stock split of our Common Stock with the result that (i)  holdings  prior to such split of fewer than 100 shares of
             Common Stock will be converted to a fractional share, which will be immediately  cancelled  and  converted  into a right to receive the cash consideration  described in this proxy statement,  and (ii) we will have fewer than 300  holders of record,  allowing us to delist the Common Stock from the AMEX and to  deregister  the Common Stock under the Exchange  Act, and to avoid many of the costs  associated with being a public reporting company.  The filing of the amendment to our Restated Certificate of Incorporation with the Office of the
             Secretary  of State of the State of  Delaware,  and the  subsequent delisting  of our  shares  of  Common  Stock  from the AMEX and the deregistration  of the  Common  Stock  under the  Exchange  Act are sometimes  collectively  referred to in this proxy statement as the
             "transaction."

          2. To re-approve the Principal Executive Bonus Plan.

          3. To elect  members of our Board of Directors to serve until the next
             Annual Meeting of our  stockholders  and until their successors are duly elected and qualify.

          4. To transact  such other  business as may  properly  come before the
             Annual Meeting or any adjournments thereof.

THE REVERSE STOCK SPLIT HAS NOT BEEN APPROVED OR  DISAPPROVED  BY THE SECURITIES
AND EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES  COMMISSION,  AND NEITHER THE
SECURITIES  AND EXCHANGE  COMMISSION  NOR ANY STATE  SECURITIES  COMMISSION  HAS
PASSED  UPON THE  FAIRNESS  OR MERITS  OF THE  REVERSE  STOCK  SPLIT OR UPON THE
ACCURACY OR ADEQUACY OF THE INFORMATION  CONTAINED IN THIS PROXY STATEMENT.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PROXIES AND VOTING PROCEDURES

         Only stockholders of record at the close of business on April 29, 2005, the record date,  are entitled to notice of, and to vote at, the Annual  Meeting of our stockholders.  As of the close of business on such date, 2,752,251 shares of our Common Stock were outstanding and eligible to be voted. Each share of our
Common  Stock  is  entitled  to  one  vote  on  each  matter  submitted  to  our stockholders. Where a specific instruction is given in the proxy, the proxy will be voted in accordance with such  instruction.  If no such instruction is given, the proxy will be voted FOR the reverse  stock split  described  below,  FOR the nominees to the Board of  Directors  named  below,  and FOR  re-approval  of the
Principal  Executive  Bonus Plan,  and in the  discretion  of the  proxies  with respect to any other matter that is properly  brought before the Annual Meeting.

                                      -8-

Any  stockholder  giving a proxy may revoke it at any time before it is voted at the Annual  Meeting  by  delivering  a written  notice of  revocation  or a duly executed  proxy bearing a later date to our Corporate  Secretary or by appearing at the Annual Meeting and revoking his or her proxy and voting in person.

         In order to be approved by our  stockholders,  the reverse  stock split must  receive the votes of a majority of the shares of our Common  Stock  issued and  outstanding,  so abstaining  has the effect of a negative vote. In order to re-approve the Principal  Executive  Bonus Plan, the proposal has to receive the votes of a majority of the votes cast,  so abstaining  will have no effect.  The candidates for election to our Board of Directors who receive the highest number of  affirmative  votes will be  elected.  Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers, referred to as "broker non-votes," are not counted or deemed to be present or  represented  for purposes of determining whether that matter has been approved by  stockholders,  but they are counted as present for  purposes of  determining  the  existence  of a quorum at the Annual
Meeting.

         An automated  system  administered  by our transfer agent tabulates the votes.

COST OF PROXY SOLICITATION

         This  solicitation  of  proxies  is  made on  behalf  of our  Board  of
Directors,  and the cost thereof will be borne by us. We have  employed the firm of Morrow & Co. Inc., 445 Park Avenue,  5th Floor, New York, New York, 10022, to
assist in this solicitation at a cost of $5,000, plus out-of-pocket expenses. We will  also  reimburse  brokerage  firms  and  nominees  for  their  expenses  in forwarding proxy material to beneficial owners of our Common Stock. In addition, our officers and employees,  none of whom will receive any compensation therefor in addition to their regular compensation, may solicit proxies. The solicitation will be made  by mail  and,  in  addition,  may be made by  telegrams,  personal interviews and by telephone.

                                      -9-

                                 PROPOSAL NO. 1

                                  AMENDMENT TO
                      RESTATED CERTIFICATE ON INCORPORATION
                         TO EFFECT A REVERSE STOCK SPLIT

         We are seeking  approval of the reverse stock split described below. If approved by our  stockholders,  and upon subsequent final action of our Board of
Directors,   we  will  file  an  amendment  to  our  Restated   Certificate   of
Incorporation to effect a 1-for-100 reverse stock split of our Common Stock. Our stockholders who own fewer than 100 shares of our Common Stock immediately prior to the  effective  time of the reverse  stock split will  receive a cash payment equal  to the  fair  market  value of  their  shares  and  will  cease to be our stockholders.  For purposes of calculating cash payments for fractional  shares, the "fair market value" shall equal such  fraction  multiplied by the greater of
(i) $29.00 per share or (ii) 120% of the average of the closing  price per share of our Common  Stock on the AMEX over the 20 trading days on which the shares of
Common Stock were actually traded immediately  preceding the Effective Date. Our stockholders who own 100 or more shares of our Common Stock immediately prior to the  effective  time  of  the  reverse  stock  split  will  continue  to be  our stockholders  and will not be entitled to receive any cash for their  fractional share interests  resulting from the transaction.  In order to facilitate  future quotation  of our shares of Common  Stock in the pink  sheets  and to  eliminate fractional shares, at some time after the reverse stock split is effectuated, we may effect a forward stock split.

         The amendment to our Restated  Certificate of Incorporation  would also include a  standing  option  for us to  repurchase  any  shares of Common  Stock proposed to be  transferred  if the proposed  transfer would cause the number of holders of record of our Common  Stock to equal or exceed  300.  The price to be paid  for the  shares  pursuant  to this  option  would be equal to (i) the mean between the bid and asked prices (as published in the pink sheets) averaged over the 20 trading days immediately  preceding the date of exercise of the option on which the  shares of Common  Stock  were  actually  quoted or (ii) if the Common
Stock is not then quoted in the pink  sheets,  or if such  determination  cannot otherwise be made,  the fair market value for such shares as  determined  by our
Board of Directors in good faith.

         The  following  discussion  describes in more detail the reverse  stock split and its advantages and disadvantages.

                                 SPECIAL FACTORS

BACKGROUND OF THE PROPOSAL

         In recent  years,  our Common Stock has attracted  only limited  market research attention.  There has been low trading volume on the AMEX, resulting in an  inefficient  market  for our  shares.  The low  trading  volume  and  market capitalization have limited our ability to use our Common Stock as a significant part of our employee  compensation  and incentives  strategy or as consideration for  acquisitions.  Our Board of Directors  does not  presently  intend to raise capital through sales of equity securities in a public offering. Also, our Board of  Directors  has  determined  that given our size and the absence of sustained interest by securities  research analysts and other factors, we have not enjoyed an  appreciable  enhancement in our company  image,  which usually  results from having reporting company status.

         We  incur  substantial   direct  and  indirect  costs  associated  with
compliance with the Exchange Act's filing and reporting  requirements imposed on reporting  companies.  The cost of this  compliance has increased  significantly with the implementation of the provisions of  Sarbanes-Oxley,  including but not limited to,  significant  costs and burdens of compliance  with the  forthcoming internal  control  audit  requirements  of Section 404 of  Sarbanes-Oxley,  more commonly  referred to in this proxy  statement as Section 404. While the SEC has deferred for one year the application of Section 404 to  non-accelerated  filers like us, the cost of implementing  Section 404's internal control  procedures is expected  to be  unduly  burdensome  and  costly,  considering  our size and our decentralized control environment.  We have already incurred, and would continue to incur,  substantial  costs to implement these procedures  unless and until we delist and  deregister.  In  addition,  we incur  direct and  indirect  expenses associated with listing the shares of our Common Stock on the AMEX. We have also incurred  substantial  indirect  costs as a result of, among other  things,  the executive time expended to prepare and review our public filings.

         In light of these  circumstances,  our Board of Directors believes that it is in our best interest to undertake the reverse stock split,  enabling us to deregister our Common Stock under the Exchange Act.  Deregistering  will relieve us of the administrative burden, cost and competitive  disadvantages  associated with filing reports and otherwise complying with the requirements  imposed under the Exchange Act and Sarbanes-Oxley.

         Our Board of Directors  began  considering  the issues that led to this proposal  during 2004. At that time,  officers and  directors  began to evaluate whether we were  achieving the benefits of being a publicly  traded company when weighed  against  the costs of  maintaining  our public  reporting  obligations, coupled with the limited  liquidity and trading  volatility  associated with the limited trading volume of our Common Stock on the AMEX. They also consulted with counsel about  alternatives and procedures for delisting and  deregistering  our shares.  Also during 2004,  our  management  met several  times with  Deloitte &
Touche LLP, our  independent  auditors,  to discuss a  comprehensive  program to document,  evaluate  and test our systems of internal  controls  for Section 404 readiness and ultimate  compliance.  Our management also retained consultants to assist us in preparing to comply with the requirements of Section 404, including preparing a preliminary project and cost plan.

         On January 12, 2005,  at a meeting of the Audit  Committee of our Board of  Directors,  Deloitte & Touche LLP discussed  new  accounting  pronouncements regarding the SEC's final rules for implementing Section 404.

          Finally,  on March 9,  2005,  our  Board of  Directors  discussed  the increasing costs of operating as a reporting company and evaluated the merits of delisting  and  deregistering  our shares of Common  Stock.  In  addition to the reverse stock split, our Board of Directors considered numerous  alternatives to achieve this result.  After a full discussion,  our Board of Directors concluded that the most  viable  alternative  was a  reverse  stock  split.  Our  Board of
Directors  authorized  our  management  to  retain  Caymus  Partners  LLC as its financial advisor.

         On April 17,  2005,  our Board of  Directors,  received  the report and opinion of and  approved  the opinion of the  financial  advisor  regarding  the fairness from a financial point of view of the proposed cash consideration to be paid to our  stockholders for fractional  shares.  Thereafter on April 19, 2005, the Audit  Committee  of the Board of  Directors,  acting  pursuant to authority delegated to it by the Board of Directors, met again with the financial advisor and approved the report and opinion.

         PURPOSE OF THE PROPOSAL

         The  primary  purpose  of the  reverse  stock  split is to enable us to reduce the number of our holders of record to fewer than 300. This will allow:

            o    termination  of the  registration  of our  Common  Stock  under
                 Section  12(b) of the  Exchange  Act and  suspend our duties to
                 file   periodic   reports   with  the  SEC  and   comply   with
                 Sarbanes-Oxley;

            o    termination  of the  listing  of our shares on the AMEX and the expenses associated with listing thereon;

            o    elimination  of  the  administrative   burden  and  expense  of
                 maintaining small stockholders' accounts; and

            o    small  stockholders  to  liquidate  their  shares of our Common
                 Stock  at  a  fair  price,  without  having  to  pay  brokerage commissions, as we will pay all related transaction costs.

                                      -11-

STRUCTURE OF THE PROPOSAL

         Our Board of Directors has approved the submission of the reverse stock split to a vote of our  stockholders  and  recommends the  transaction  for your approval.  Our Board of Directors has, however,  retained the final authority to determine  if and when to file the  amendment  to our  Restated  Certificate  of
Incorporation with the Office of the Secretary of State of the State of Delaware
in order to effectuate the reverse stock split. Notwithstanding authorization of the proposed transaction by our current stockholders, our Board of Directors may abandon  the  reverse  stock  split at any time  without  further  action by our stockholders, or may file the amendment at any time without further notice to or action by our stockholders.

         As of April 19, there were approximately 2,752,251 shares of our Common
Stock  outstanding  and  approximately  889 holders of record.  As of such date, approximately  690  holders  of record  held fewer than 100 shares of our Common
Stock.  As a result,  we believe  that the  reverse  stock split will reduce the number of our holders of record to  approximately  200,  while only reducing the
number  of  outstanding   shares  to  approximately   274,100  (2,741,000  on  a
pre-reverse  stock split  basis).

EFFECTS ON STOCKHOLDERS WITH FEWER THAN 100 SHARES OF COMMON STOCK

         If the reverse stock split is implemented,  stockholders  holding fewer than 100 shares of our Common Stock immediately  before the reverse stock split, sometimes referred to as Cashed Out Stockholders, will:

         o     not receive a fractional share of Common Stock as a result of the reverse stock split;

         o     receive  cash equal to the fair market value of the shares of our
               Common Stock they held immediately before the reverse stock split in  accordance  with  the  procedures  described  in  this  proxy statement;

         o     not  be  required  to  pay  any  service   charges  or  brokerage
               commissions in connection with the reverse stock split;

         o     not receive any interest on the cash payments made as a result of the reverse stock split; and

         o     have no further  ownership  interest  in our  Corporation  and no further voting rights.

         Cash  payments  to Cashed Out  Stockholders  as a result of the reverse stock split will be subject to income taxation.  For a discussion of the federal income tax  consequences  of the reverse stock split,  please see the section of this proxy statement entitled "Material Federal Income Tax Consequences."

         If you do not  currently  hold at least 100 shares of Common Stock in a single account and you want to continue to hold shares of our Common Stock after the  reverse  stock  split,  you may do so by  taking  either  of the  following actions:

         1.    Purchase a sufficient  number of additional  shares of our Common
               Stock in the open market or privately and have them registered in your name and consolidated  with your current record account,  if you are a record  holder,  or have them  entered in your  account with a  nominee  (such as your  broker or bank) in which you hold your  current  shares so that you hold at least 100 shares of our
               Common Stock in your  account  immediately  before the  effective time of the reverse stock split; or

         2.    If you hold an  aggregate  of 100 or more  shares  in two or more accounts, consolidate your accounts so that you hold at least 100 shares of our Common Stock in one account  immediately before the effective time of the reverse stock split.

                                      -12-

         You will have to act far enough in advance so that the  purchase of any shares of our Common  Stock and/or  consolidation  of your  accounts  containing shares of our Common Stock is  completed  by the close of business  prior to the effective time of the reverse stock split.

         EFFECTS ON STOCKHOLDERS WITH 100 OR MORE SHARES OF COMMON STOCK

         If the reverse stock split is consummated,  stockholders holding 100 or more shares of our Common  Stock  immediately  before the reverse  stock  split, otherwise referred to as Continuing Stockholders, will:

         o     continue  to be our  stockholders  and will be the  only  persons entitled to vote as  stockholders  after the  consummation of the reverse stock split;

         o     not  receive  cash for any of their  shares of our Common  Stock, including fractional shares; and

         o     likely   experience  a  reduction  in  liquidity  (which  may  be
               significant)  with respect to their  shares of our Common  Stock, because if our Common Stock  continues  to be quoted,  it will be quoted in the pink sheets,  and there may be no trading market at all in our  Common  Stock.  In order for our  Common  Stock to be quoted in the pink sheets, one or more broker-dealers must act as a market maker and sponsor our shares.  However,  because we will not file reports with the SEC, there can be no assurance that any broker-dealer  will be willing  to act as a market  maker for our shares of Common Stock, even if we voluntarily  disseminate press releases,  quarterly  financial  statements  and  audited  annual financial  statements  to our  stockholders  and  the  investment community generally.

         EFFECTS ON LYNCH INTERACTIVE

         If consummated, the reverse stock split will affect the registration of our Common Stock under the Exchange  Act, as we intend to apply for  termination of such  registration  as soon as  practicable  after  the  consummation  of the reverse stock split. We also intend to delist our Common Stock from the AMEX.

         We have no current plans to issue additional shares of our Common Stock after the reverse stock split, but we reserve the right to do so at any time and from time to time at such  prices  and on such  terms as our Board of  Directors determines to be in our best interests.  Continuing  Stockholders  will not have any preemptive or other preferential rights to purchase any shares of our Common
Stock that we may issue in the  future,  unless  such  rights  are  specifically granted to the stockholders.

         After the reverse  stock split has been  consummated,  we intend,  from time to time,  to  repurchase  shares of our Common Stock  pursuant to our share repurchase program, in privately negotiated sales or in other transactions.  The timing of when we seek to  repurchase  shares  in the  future  will  depend on a number of factors,  including our  financial  condition,  operating  results and available capital at the time. In addition,  we may be required at various times in the future to exercise our option to repurchase shares of our Common Stock in order to prevent the number of our holders of record from  equaling or exceeding
300. We cannot  predict the  likelihood,  timing or prices of such purchases and they may well occur without regard to our financial  condition or available cash at the time.

         We expect that upon the  completion  of the reverse  stock  split,  the shares of our Common Stock  beneficially  owned by our  directors  and executive offices  will  comprise  approximately  26% of the then  issued and  outstanding shares of our Common Stock,  which is  approximately  the same  percentage  they comprised prior to the effective time of the reverse stock split.

         The par value of the shares of our Common Stock will be $0.01 per share following consummation of the reverse stock split.

                                      -13-

         SCHEDULE 13E-3 FILING

         The reverse stock split is considered a "going private"  transaction as
defined  in  Rule  13e-3  promulgated  under  the  Exchange  Act,  because,   if
consummated,  it is intended to terminate the  registration  of our Common Stock under  Section  12(b) of the Exchange Act and suspend our duty to file  periodic reports  with the SEC.  Consequently,  we have  filed a Rule  13e-3  Transaction
Statement on Schedule 13E-3 with the SEC.

ADVANTAGES OF THE PROPOSAL

         COST SAVINGS

          As  a  result  of  recent  corporate   governance   scandals  and  the
legislative and litigation  environment resulting from those scandals, the costs of being a public reporting company in general, and the costs of our remaining a public reporting company in particular,  are expected to continue to increase in the near future. Newly-enacted legislation, such as Sarbanes-Oxley,  will likely continue to have the effect of increasing the  compliance  burdens and potential liabilities of being a public  reporting  company as well as increase audit fees and other costs of compliance, such as securities counsel fees, increase outside director  fees  and  increase  potential  liability  faced by our  officers  and directors.  We also incur substantial indirect costs as a result of, among other things, our management's time expended to prepare and review our public filings.
As we have  relatively few executive  personnel,  these indirect costs have been substantial.

         Our Board of Directors  believes  that by  deregistering  our shares of
Common Stock and suspending our periodic reporting obligations,  we will realize annual cost savings of approximately $1.7 million.

                                                Estimated Ongoing        Estimated Ongoing
                                                 Annual Costs of       Annual Cost Savings
          Normal Fees:                         of Remaining Listed        from Delising
          ------------                         -------------------     -------------------

          AMEX listing fees                         $    15,000           $    15,000
          Printing, mailing and filing costs              9,000                 5,000
          Audit fees                                  1,310,000               400,000
          Other fees                                     15,000                10,000
                                                    -----------            ----------

          Subtotal                                  $ 1,349,000            $  430,000
                                                    -----------            ----------

          Sarbanes-Oxley Compliance Fees:
          -------------------------------

          Attestation fees                          $1,000,000             $1,000,000
          Consultants fees                             270,000                270,000
                                                    ----------             ----------

          Subtotal                                  $1,270,000             $1,270,000
                                                    ----------             ----------

                   TOTAL                            $2,619,000             $1,700,000
                                                    ==========             ==========

         These estimated annual cost savings reflect,  among other things: (i) a reduction in audit and related fees,  (ii) the  elimination of costs  associated with  filing  periodic  reports  with the SEC,  (iii) the  elimination  of costs associated  with the listing of shares of our Common  Stock on the AMEX and (iv)
the reduction in direct  miscellaneous  clerical and other  expenses,  including printing, stock transfer and proxy solicitation expenses.

         Preparing our  compliance  with Section 404 would  require  significant expenditures  during the initial  fiscal  year of  compliance,  including  costs related  to  computer  software  and  hardware  and  fees to third  parties  for compliance planning, assessment, documentation and testing. Management estimates the  increased  fees to third  parties  during the initial year of compliance at approximately $500,000. In addition, the estimated annual costs and cost savings do not include other costs that  management  and the Board of Directors  believe are substantial,  though  difficult or impossible to quantify,  such as internal

                                      -14-

and  outside  legal  expenses  related  to  being a  public  reporting  company, management and internal  clerical support time devoted to these issues,  and the increased risk of liability associated with being a reporting company.

         The cost savings figures set forth above are only estimates. The actual savings  we  realize  from the  transaction  may be  higher  or lower  than such estimates,  depending,  among other things,  on how promptly we  consummate  the reverse  stock split.  Estimates of the annual  savings to be realized are based upon (i) the actual costs to us of the services and disbursements in each of the categories listed above that are reflected in our financial records and (ii) the allocation  to each  category of  management's  estimates  of the portion of the expenses and  disbursements in such category  believed to be solely or primarily attributable  to  our  public  reporting  company  status.  In  some  instances, management's cost saving expectations were based on information provided or upon verifiable assumptions.  For example, our auditors, Deloitte & Touche, LLP, have informed us,  informally,  that there will be a reduction in auditing fees if we no longer continue as a public  reporting  company,  though the estimated annual savings were developed by management.

         OPPORTUNITY  FOR CASHED OUT  STOCKHOLDERS  TO SELL THEIR HOLDINGS AT OR
         ABOVE THE THEN CURRENT MARKET TRADING PRICE,  WITHOUT BROKERAGE FEES OR
         COMMISSIONS

         In  connection  with the reverse  stock  split,  our Board of Directors determined that a fair price for this  transaction to Cashed Out Stockholders is the fair market value as set forth in the section  "Background  of the Proposal"
of this proxy  statement,  because it provides them an  opportunity to liquidate their holdings at a fair price without brokerage commissions.

         ABILITY TO CONTROL DECISION WHETHER TO REMAIN AS A STOCKHOLDER

         Another factor  considered by our Board of Directors in determining the fairness of the transaction to our stockholders is that current holders of fewer than 100 shares of our Common Stock can remain as our stockholders,  even if the reverse stock split is consummated,  by acquiring additional shares so that they own at least 100 shares of our Common  Stock  immediately  before the  effective time of the reverse stock split.  Conversely,  stockholders that own 100 or more shares of our Common Stock can reduce their holdings to fewer than 100 shares by selling shares prior to the transaction.  Our Board of Directors  considered the structure of the  transaction to be fair to our  stockholders  because it allows them a measure of control  over the  decision of whether to remain  stockholders after  the  transaction,  or  to  receive  the  cash  consideration  offered  in connection with the reverse stock split, if the transaction is consummated.

         OPERATIONAL FLEXIBILITY

         Another  advantage of  effectuating  the reverse stock split relates to operational  flexibility.  Our Board of Directors believes that consummating the reverse  stock split and ending our status as a public  reporting  company would enable management to concentrate its efforts on our long-term growth,  free from the  constraints of public  ownership.  Our Board of Directors  believes that we will benefit  more if their  business  decisions  can be made with a view toward long-term  growth and with less  emphasis  on the effect of  decisions  upon the short-term earnings and the consequent short-term effect of such earnings on the market value of our Common Stock.

         NO MATERIAL CHANGE IN PERCENTAGE OWNERSHIP OF CONTINUING STOCKHOLDERS

         Because only an estimated  11,000 out of 2,752,251 shares of our Common
Stock would be eliminated as a result of the reverse stock split, the percentage ownership of Continuing  Stockholders  would be approximately the same as it was prior to the reverse  stock  split.  For example,  our  officers  and  directors currently  beneficially own approximately  26% of the outstanding  shares of our
Common Stock and will  beneficially  own  approximately  26% of our Common Stock following completion of the reverse stock split. We believe that structuring the transaction in a manner that preserves the approximate  percentage  ownership of the Continuing  Stockholders,  whether affiliated or unaffiliated,  supports the fairness of the transaction to all the stockholders.

                                      -15-

DISADVANTAGES OF THE PROPOSAL

         SUBSTANTIAL OR COMPLETE  REDUCTION OF PUBLIC SALE OPPORTUNITIES FOR OUR
         STOCKHOLDERS

         Following the transaction,  we anticipate that the market for shares of our  Common  Stock  will  be  reduced  and  may be  eliminated  altogether.  Our stockholders may no longer have the option of selling their shares of our Common
Stock in a public  market.  While shares may be quoted in the pink  sheets,  any such market for our Common Stock may be highly  illiquid after the suspension of our periodic reporting obligations,  even though we currently intend voluntarily to disseminate press releases, quarterly financial statements and audited annual financial statements to our stockholders and the investment community generally.

         LOSS OF CERTAIN PUBLICLY AVAILABLE INFORMATION

         Upon  terminating  the  registration  of our  Common  Stock  under  the
Exchange Act, our duty to file periodic reports with the SEC would be suspended.
Some of the information  regarding our operations and financial  results that is currently available to the general public and our investors may not be available after we have  terminated our  registration.  Upon the suspension of our duty to file reports with the SEC,  investors  seeking  information about us may have to contact us directly to receive such  information.  We cannot  assure you that we will  provide  the  requested  information  to an  investor.  While our Board of
Directors  acknowledges the  circumstances in which such termination of publicly available  information may be disadvantageous  to some of our stockholders,  our
Board of Directors  believes that the overall benefit to us of no longer being a public reporting company substantially outweighs the disadvantages thereof.

         POSSIBLE SIGNIFICANT DECLINE IN THE VALUE OF OUR SHARES

         Because of the  limited  liquidity  for the shares of our Common  Stock following the consummation of transaction and the diminished opportunity for our stockholders  to monitor  actions of our  management  due to the lack of certain
public  information,   Continuing  Stockholders  may  experience  a  significant
decrease in the value of their shares of our Common Stock.

         INABILITY TO PARTICIPATE IN ANY FUTURE INCREASES IN VALUE OF OUR COMMON
         STOCK

         Cashed Out Stockholders will have no further financial  interest in the
Corporation  and  thus  will  not have the  opportunity  to  participate  in any potential appreciation in the value of our shares,  including without limitation if we were to become a public reporting  company again in the future.  Our Board of Directors determined that this factor does not make the transaction unfair to stockholders,  because those stockholders who wish to remain  stockholders after the reverse  stock split can do so by acquiring  additional  shares so that they own at least 100 shares of our Common Stock before the reverse stock split.

OPINION OF FINANCIAL ADVISOR

         Our  Board of  Directors  retained  Caymus  Partners  LLC to act as the financial  advisor to it and  requested  that it evaluate the  fairness,  from a financial  point of view,  of the reverse  stock split.  On April 17, 2005,  the financial advisor delivered its report and opinion to the effect that, as of the date of the  opinion  and based upon and  subject to the  matters  stated in the opinion,  the  fractional  share  consideration  equal to the fair market  value described  in this proxy  statement,  would be fair,  from a financial  point of view, to the holders of the our Common Stock.  Thereafter on April 19, 2005, the
Audit  Committee  of the  Board  of  Directors,  acting  pursuant  to  authority delegated to it by the Board of Directors,  met again with the financial advisor and approved the report and option.

         Under the terms of our  agreement  with  Caymus  Partners  LLC, it will receive a fee of $30,000, plus reimbursement of its reasonable out-of-pocket and incidental  expenses and it will issue to the Board of Directors an opinion both at (or about) the date of this proxy  statement  and at (or about) the effective time, if any, of the transaction,  as to the fairness, from a financial point of view,  of the  cash  consideration  to be paid to  Cashed  Out  Stockholders  in

                                      -16-

exchange for their fractional shares. In connection with the engagement,  we are required to furnish the  financial  advisor with all  information  it reasonably requests  and we are  responsible  for the truth and  accuracy,  in all material respects, of such information. We have agreed to indemnify the financial advisor and its  directors,  officers,  controlling  persons  (within the meaning of the
Exchange Act),  other  affiliates,  agents and employees from any claims arising from or related to the  engagement,  except  where such claims are found to have resulted  primarily from the financial  advisor's or its agent's,  employee's or affiliates' gross negligence or willful misconduct.

         In  April,  2003,  an  entity  controlled  by our  Chairman  and  Chief
Executive  Officer made a $100,000  investment in five-year  callable  preferred return  securities  issued by Caymus  Partners LLC. The  investment  constituted approximately 25% of the outside  (non-member) capital raised by the firm and is intended  to yield 10% per  annum  (plus a 5%  profits  interest  under  certain circumstances).  Our Chairman also serves on Caymus Partners' Board of Advisors, which is an advisory body without management or control functions.  In addition, we retained  Caymus  Securities LLC, an affiliate of the financial  advisor,  in
March  2005 to assist us in  locating  and  negotiating  a new line of credit to replace our existing line with First National Bank of Omaha. If successful,  the financial  advisor  will  receive a maximum  fee of  approximately  $100,000  in connection  with this  engagement.  The Board of Directors does not believe that any of these  relationships  is material or compromises the  independence of the financial advisor.

         In arriving at its opinion, the financial advisor:

         o    Reviewed a draft of our proxy statement;

         o    Reviewed and analyzed  certain  publicly  available  financial and other data with  respect to Lynch  Interactive  and certain  other relevant  historical  operating data relating to us from published sources;

         o    Conducted  discussions with members of our senior  management with respect to our business prospects and financial outlook;

         o    Reviewed current and historical market prices and trading activity of our Common Stock;

         o    Compared  certain  of  our  financial   information  with  similar
              information of certain other publicly traded companies; and

         o    Reviewed the financial terms, to the extent publicly available, of selected precedent transactions which the financial advisor deemed generally comparable to the reverse stock split.

         In rendering its opinion,  the financial advisor  considered such other
information   and  conducted  such  other   financial   studies,   analyses  and
investigations as it deemed appropriate under the  circumstances.  In connection with the review,  the financial advisor relied upon and assumed the accuracy and completeness  of the  financial  and other  information  publicly  available  or furnished to it by us or otherwise reviewed by it. The financial advisor did not independently  verify the accuracy or completeness of such information.  Nor did the financial  advisor make or obtain any independent  evaluations or appraisals of any of our properties,  assets or liabilities  (contingent or otherwise).  In addition, neither we nor our Board of Directors authorized the financial advisor to solicit any  indications of interest from any third party with respect to the purchase  of all or a  part  of our  business.  With  respect  to our  financial projections, the financial advisor assumed that they were reasonably prepared on a basis reflecting the best currently  available  estimates and judgments of our management as to our future  financial  performance,  and the financial  advisor expressed no opinion with respect to such forecasts or the  assumptions on which they were based.  The opinion was necessarily  based upon  financial,  economic, market and other  conditions  as they existed and could be evaluated on the date of the opinion.

         The financial  advisor expressed no view as to, and its opinion did not address,  the  relative  merits of the  reverse  stock  split as compared to any alternative  business  strategies  that might  exist for us or the effect of any transaction in which we might engage.  The financial advisor did not express any opinion as to the prices or price ranges at which our Common Stock has traded or may trade in the future. Although the financial advisor evaluated the fractional share  consideration from a financial point of view, it was not asked to and did

                                      -17-

not recommend the specific consideration payable in the reverse stock split. The fractional  share  consideration  was  determined by our Board of Directors.  No limitations  were  imposed by us on the  financial  advisor  with respect to the investigations made or procedures followed by it in rendering its opinion.

         THE FULL TEXT OF THE FINANCIAL ADVISOR'S WRITTEN OPINION IS ATTACHED AS
EXHIBIT B AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY.  THE FINANCIAL ADVISOR'S
OPINION IS DIRECTED TO OUR BOARD OF  DIRECTORS  AND RELATES ONLY TO THE FAIRNESS
OF THE REVERSE STOCK SPLIT FROM A FINANCIAL  POINT OF VIEW, DOES NOT ADDRESS ANY
OTHER ASPECT OF THE REVERSE STOCK SPLIT OR ANY RELATED  TRANSACTION AND DOES NOT
CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO THE REVERSE STOCK
SPLIT OR ANY OTHER MATTER BEING VOTED UPON BY OUR STOCKHOLDERS.

         In preparing its opinion,  the financial advisor performed a variety of financial  and  comparative  analyses.  The  summary of these  analyses is not a complete description of them. The preparation of a fairness opinion is a complex analytical  process involving various  determinations as to the most appropriate and relevant methods of financial  analysis and the application of those methods to the particular  circumstances and, therefore, a fairness opinion is difficult to summarize. Accordingly, the financial advisor believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format,  without considering all analyses and factors or the narrative description of the analyses,  could create a  misleading  or  incomplete  view of the process  underlying  its analyses and opinion.

         In its analyses, the financial advisor considered industry performance, general business,  economic,  market and financial  conditions and other matters existing  as of the date of its  opinion.  Many of these  factors are beyond our control.  No  company,  transaction  or  business  used in those  analyses  as a comparison is identical to us or the reverse  stock split,  nor is an evaluation of those analyses entirely  mathematical;  rather,  the analyses involve complex considerations and judgments concerning financial and operating  characteristics and other  factors that could affect the  acquisition,  public  trading or other values of the companies, business segments or transactions being analyzed.

         The  estimates  contained in the financial  advisor's  analyses and the valuation  ranges  resulting from any particular  analysis do not reflect actual values or future results or values.  Those values may be  significantly  more or less  favorable  than those  suggested by the  analyses.  In addition,  analyses relating  to  the  value  of  businesses  or  securities  do not  purport  to be appraisals or to reflect the prices at which  businesses or securities  actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

         The financial  advisor's  opinion and analyses were only one of several factors  considered by our Board of Directors in their evaluation of the reverse stock split and should not be viewed as  determinative of the views of our Board of Directors or management with respect to the fractional share consideration to be paid if the  reverse  stock  split is  consummated,  or with  respect  to the reverse stock split generally.

         The following is a summary of the material  financial analyses that the financial advisor performed in connection with the rendering of its opinion.

         In connection with the rendering of its opinion,  the financial advisor took into  account its  assessment  of general  economic,  market and  financial conditions as well as its experience in connection with similar transactions and securities valuations generally and among other things:

         o    Reviewed  and  analyzed  transaction  documents  provided  by  the
              Corporation;

                                      -18-

         o    Reviewed publicly available  financial  information and other data
              including  the   Corporation's   most  recent  audited   financial
              statements (Form 10-K);
         o    Reviewed  and  analyzed  certain  financial   characteristics   of
              companies that were deemed to have  characteristics  comparable to the Corporation;
         o    Reviewed  and analyzed  certain  financial  terms of  acquisitions
              involving  target   companies   deemed  to  have   characteristics
              comparable to the Corporation;
         o    Reviewed and analyzed  certain  financial  terms of reverse  stock splits in conjunction with going private transactions;
         o    Reviewed and discussed with  representatives  or management of the
              Corporation certain financial and operating  information furnished by them,  including  assumptions  with  respect  to the  business, operations and prospects of the Corporation;
         o    Reviewed and analyzed the projected cash flows of the Corporation;
         o    Considered the historical  financial results and present financial condition of Interactive;
         o    Reviewed the reported  prices and trading  activity for the shares of the Corporation;
         o    Reviewed the prices for  historical  periods of  companies  having characteristics comparable to the Corporation; and
         o    Performed such other analyses and  examinations as Caymus Partners deemed appropriate.

         COMPARABLE COMPANY ANALYSIS

         Caymus Partners'  comparable  company analysis was based on application of valuation multiples from a selected group of comparable public companies (the
"Company  Comparables" and the "Core LEC  Comparables",  as more fully described below).

         In  selecting  the  Company   Comparables,   Caymus  Partners  searched
comprehensive  lists  and  directories  of  public  comparable  companies.   The
Comparable  Company  approach  is based upon the theory  that the stock price of publicly-traded  companies reflects all readily available information.  In other words, the market  continuously  evaluates each company and determines a current value as reflected by the bids and offers for the company's stock.

         Using this technique,  publicly-traded  companies are reviewed in order to identify a peer group  similar to the subject  company.  When  selecting  the
Company Comparables,  certain determinant factors included: (i) participation in the  local  exchange  carrier  ("LEC")  industry  with  emphasis  on the  rural, incumbent  and  competitive  LEC  markets;  (ii)  publicly  available  financial information;  and  (iii) an  active  trading  market.  The  Company  Comparables selected were:

-        Alaska Comm. Systems Group Inc. (Nasdaq:ALSK)
-        Commonwealth Telephone Enterprises Inc. (Nasdaq:CTCO)
-        CT Communications Inc. (Nasdaq:CTCI)
-        D&E Communications Inc. (Nasdaq:DECC)
-        Fairpoint Communications Inc. (NYSE:FRP)
-        Hector Communications Corp. (AMEX:HCT)
-        Iowa Telecommunications Services Inc. (NYSE: IWA)

                                      -19-

-        Hickory Tech Corp. (Nasdaq:HTCO)
-        North Pittsburgh Systems Inc. (Nasdaq:NPSI)
-        Otelco, Inc. (AMEX: OTT)
-        Shenandoah Telecommunications Co. (Nasdaq:SHEN)
-        SureWest Communications (Nasdaq:SURW)
-        Valor Communications Group Inc. (NYSE: VCG)
-        Warwick Valley Telephone Co. (Nasdaq:WWVYE)

         Caymus  Partners  then  selected  four  companies  of  the  14  Company
Comparables to represent a more defined grouping of comparable  companies ("Core
LEC Comparables").

         The four Core LEC Comparables selected were:

-        CT Communications Inc. (Nasdaq:CTCI)
-        D&E Communications Inc. (Nasdaq:DECC)
-        Hickory Tech Corp. (Nasdaq:HTCO)
-        North Pittsburgh Systems Inc. (Nasdaq:NPSI)

         No company  included in the selected  Company  Comparables  or Core LEC
Comparables  is identical to the  Corporation.  In selecting and  evaluating the
Company  Comparables and Core LEC  Comparables,  Caymus Partners made subjective judgments and assumptions with regard to industry performance, general business, economical,  market and financial conditions,  and other matters. Because of the inherent  differences  between business,  operations,  financial  conditions and prospects of the Corporation and those of the selected  Company  Comparables and
Core LEC  Comparables,  Caymus Partners  believed it was  inappropriate  to, and therefore did not,  rely solely on the  quantitative  results of the  Comparable
Company analysis.

         For both the Company  Comparables and the Core LEC Comparables,  Caymus
Partners then compared market values, of, among other things, current enterprise value (equity value plus total debt,  minority  interest,  preferred stock, less cash and cash  equivalents) as multiples of the latest 12-month ("LTM") earnings
from  continuing   operations   before   interest,   taxes,   depreciation   and
amortization, or EBITDA.

         Caymus Partners applied a range of these multiples to the LTM EBITDA of the  Corporation to obtain an enterprise  valuation  range for the  Corporation.
EBITDA was chosen  because it is a more  reliable  indicator of value than other factors such as revenue. Caymus Partners then calculated an equity value for the
Corporation by subtracting net debt,  minority interest and preferred stock from the enterprise  value.  The implied  equity value per share for the  Corporation ranged from $24.53 to $31.36  (mean value of $27.95 per share)  using  multiples derived from  Company  Comparables.  The implied  equity value per share for the
Corporation  ranged from $19.07 to $27.26 (mean value of $23.17) using multiples derived from the Core LEC Companies.

         COMPARABLE TRANSACTIONS ANALYSIS

         Caymus  Partners'   comparable   transaction   analysis  was  based  on
application of valuation  multiples from a select group of  transactions  deemed relevant based on similar business operations and publicly available information
(the "Transaction Comparables").

            Information is typically not disclosed for transactions  involving a private seller, even when the buyer is a public company,  unless the acquisition is  deemed  to be  "material"  for the  acquirer.  In  addition  to the  lack of
information  on  comparable   acquisitions,   available  information  on  public
companies may be outdated or incomplete.  As a result,  the selected  Comparable
Transactions  Analysis  is  typically  limited  to  transactions  involving  the acquisition of a public  company,  or  substantially  all of its assets,  or the acquisition of a large private company,  or substantially  all of its assets, by the public company. Accordingly, an analysis of comparable business combinations is not  mathematical;  rather it involves complex  considerations  and judgments concerning  differences  in  financial  and  operating  characteristics  of  the comparable transactions.

                                      -20-

         In the  Comparable  Transactions  Analysis,  Caymus  Partners  reviewed acquisitions of companies involving 100% control. Transactions involving partial control, including minority control positions, buybacks of stock, etc., were not reviewed  due to the  inability  to gather such  appropriate  data.  No acquired company involved in the selected Comparable  Transactions  Analysis is identical to the  Corporation.  In selecting and evaluating the  Transaction  Comparables,
Caymus  Partners  made  subjective  judgments  and  assumptions  with  regard to
industry  performance,   general  business,  economical,  market  and  financial
conditions,  and other matters.  Because of the inherent differences between the business, operations,  financial conditions and prospects of the Corporation and those  of  the  acquired  companies  included  in  the  Comparable  Transactions
Analysis,  Caymus Partners  believed it was  inappropriate to, and therefore did not,  rely solely on the  quantitative  results of the  Comparable  Transactions
Analysis.

         Caymus Partners  identified six (6) Transaction  Comparables  announced and closed in the last three and one-half years  involving  target  companies in the local exchange  carrier  industry.  Based on the information  disclosed with respect to the target in each of the Comparable  Transactions,  Caymus  Partners calculated and compared the total  enterprise value as a multiple of LTM EBITDA.
EBITDA was chosen  because it is a more  reliable  indicator of value than other factors such as revenue.  Caymus  Partners  adjusted the mean and median  EBITDA multiples of comparable  transactions  to account for an already implied control premium of 20% since the acquisitions  were for 100% control.  After discounting the EBITDA multiples,  Caymus Partners applied a range of these multiples to the
LTM  EBITDA of the  Corporation  to obtain an implied  enterprise  value for the
Corporation, assuming less than 100% control. Caymus Partners then calculated an equity value for the Corporation by subtracting net debt,  minority interest and preferred stock from the enterprise value.

         The  implied  equity per share  value for the  Corporation  ranged from
$21.80 to $30.00 (mean value of $25.90 per share).

         DISCOUNTED CASH FLOW ANALYSIS

         Caymus Partners  performed a discounted  cash flow analysis  ("DCF") on the Corporation.  The fundamental premise of the DCF approach is to estimate the available cash flows a prudent  investor would expect a company to generate over its remaining life. To determine this amount, Caymus Partner relied on cash flow projections  for the fiscal years ending 2005 through  2009,  as provided by the
Corporation's  management.  Caymus Partners estimated the Corporation's discount rate by analyzing the  Corporation's  current  capitalization,  Corporation  tax rate,  risk free rate and  estimates  of market  premia with  respect to certain qualitative  factors associated with the Corporation's  operations and financial measurements and its marketability of shares.

         The discounted cash flow analysis  incorporates  estimates  provided by the  Corporation's  management  of cash flows  during 2005 and for the next four
succeeding  years.   These  estimates,   in  turn,  are  based  on  assumptions,
projections and forecasts,  including without  limitation  business  conditions, financial markets and regulatory actions and initiatives.  As a result, there is no assurance  that any such estimates will be met and such estimates are subject to  uncertainties,  risks  and  inaccuracies,  any  or  all of  which  could  be substantial.  Caymus Partners performed the discounted cash flow analysis on the preliminary  cash flow of the  Corporation.  To arrive at a present value of the free cash flow,  Caymus Partners  utilized  discount rates ranging from 11.0% to
13.0%. A range of terminal year EBITDA multiples between and including 5.50x and
6.00x,  which range is in line with EBITDA multiples for Interactive's  Core LEC
Comparables, were utilized in this analysis. Caymus Partners discounted the free cash flows and terminal  year EBITDA  valuation to derive a range of  enterprise values.  These enterprise values were reduced by net debt to arrive at an equity value. The Corporation's net debt is estimated to be approximately  $147 million
(as of December 31, 2004).  Caymus  Partners  determined that the implied equity per share value for the Corporation  ranged from $24.05 to $33.96 (mean value of
$29.00).

                                      -21-

         FRACTIONAL SHARE CASH-OUT VALUES OF SELECT REVERSE STOCK SPLITS

         Caymus   Partners   performed   an  analysis  of  other   "going  dark"
transactions associated with reverse stock splits to determine the premiums paid for  fractional  shares.  An analysis of selected  other  reverse  stock  splits associated with "going dark" transactions is heavily dependent on a small number of companies that may or may not be related to Interactive and that have varying transactional  circumstances,  market capitalizations,  profitability and future growth opportunities.

         Caymus Partners aggregated selected reverse stock split transactions in conjunction  with  pending  "going  dark"  transactions  to  determine  the cash premiums paid, if any, of fractional  shares.  Caymus  Partners  concluded that, based on the difficulty in obtaining "going dark" transactions, the lack of data provided for those transactions and the lack of data related to companies paying fractional share premiums, an analysis of reverse stock split data is not useful for  purposes  of  opining  on the  value  to be  paid  by  Interactive  in this
Transaction.

         HISTORICAL STOCK TRADING ANALYSIS

         Caymus   Partners   reviewed   the   historical   performance   of  the
Corporation's  common stock based on historical  analysis of closing  prices for the 20-day period prior to the date of its analysis.  Caymus Partners noted that the closing  prices for the  Corporation's  common stock over this period ranged from $19.25 to $29.28. The following chart summarizes the average closing prices of the Corporation's stock over the last 20 days.

              Price as of April 11, 2005          $29.28
              5-Day Trailing Average              $26.41
              10-Day Trailing Average             $25.36
              20-Day Trailing Average             $24.72

ALTERNATIVE TRANSACTIONS CONSIDERED

         In making the  determination  to submit  the  reverse  stock  split for approval by our stockholders,  our Board of Directors considered the feasibility of certain other alternative transactions, as described below, each of which was ultimately rejected because of its disadvantages:

         o     ISSUER  TENDER  OFFER.  Our  Board of  Directors  considered  the feasibility of an issuer tender offer to repurchase the shares of our  Common  Stock  held  by  our  unaffiliated  stockholders.  A principal disadvantage of this type of transaction relates to our ability  to secure the debt  financing  needed to effect a tender offer  in  which  there  is full  participation  by  unaffiliated stockholders.  In addition, due to the voluntary nature of such a transaction,  we would  have no  assurance  that the  transaction would  result in a sufficient  number of shares  being  tendered.
               Moreover,  the going private rules regarding the treatment of our stockholders in a tender offer,  including pro-rata acceptance of offers from our stockholders, make it difficult to ensure that we would be able to  significantly  reduce  the number of holders of record to a level below 300.

         o     TRADITIONAL STOCK REPURCHASE PROGRAM. Our Board of Directors also considered increasing the number of shares subject to our current stock repurchase plan, whereby we periodically  repurchase shares of our Common Stock on the open market at the then current market price.  Although we intend to resume making  purchases  under our existing stock repurchase  program after the reverse stock split, repurchasing  enough  shares  in  this  manner  to  enable  us to deregister  under the  Exchange Act would likely take an extended period of time,  would have no  assurance of success and would be of indeterminate cost.

         o     ODD-LOT   REPURCHASE   PROGRAM.   Our  Board  of  Directors  also
               considered  the  feasibility  of a transaction  in which we would announce  to our  stockholders  that we  would  repurchase,  at a designated  price per share,  the shares of our Common Stock held by any  stockholder  who holds fewer than a  specified  number of shares and who offers such shares for sale  pursuant to the terms of the  program.  A principal  disadvantage  of such an approach, however,  results  from  the  voluntary  nature  of the  program.

                                      -22-

               Because our stockholders  would not be required to participate in the  program,  we could not be certain  at the  outset  whether a sufficient number of odd-lot  stockholders  would participate and thereby  result in the number of holders of record being  reduced to below  300.  In terms of timing,  such a  program,  especially after giving effect to any  extensions of deadlines for tendering into the program,  would likely  necessitate  a longer time frame than that of the reverse stock split.

         o     MAINTAINING   THE  STATUS  QUO.  Our  Board  of  Directors   also
               considered  maintaining  the status quo.  In that case,  we would continue  to incur  the  expenses  of  being a  public  reporting company without  enjoying the benefits  traditionally  associated with public reporting company status.

FAIRNESS OF THE REVERSE STOCK SPLIT

         Our Board of Directors  has fully  reviewed and  considered  the terms, purpose,  alternatives and effects of the reverse stock split and has determined that  the  transaction  is in  our  best  interests  and  is  substantively  and procedurally fair to the all of our stockholders.

         The  reverse  stock  split  is not  structured  in  such a way so as to require the  approval of at least a majority of our  unaffiliated  stockholders, because our affiliated  stockholders  only own  approximately  26% of our voting securities.  In  assessing  the  reverse  stock  split,  our Board of  Directors understood  that (i) they and our  officers  who hold shares of our Common Stock have  indicated  that they will vote in favor of the reverse  stock split at the
Annual  Meeting and (ii) our  stockholders  who dissent on voting on the reverse stock split will have no appraisal or  dissenters'  rights  available  under the
Delaware General Corporation Law. Despite the foregoing,  our Board of Directors believes that the reverse stock split is procedurally  fair to the  unaffiliated stockholders due to the existence of certain safeguards described herein.

         In evaluating the fairness of the reverse stock split   with respect to
the unaffiliated  stockholders in particular,  our Board of Directors noted that the  transaction  would not  differentiate  among  stockholders  on the basis of affiliate  status.  The sole  determining  factor in whether a stockholder  will become a Cashed Out  Stockholder or a Continuing  Stockholder as a result of the reverse stock split is the number of shares held by such  stockholder  as of the effective  time of the reverse  stock split.  Our Board of Directors  also noted
that the percentage ownership of each Continuing Stockholder, whether affiliated or unaffiliated,  will be approximately  the same as it was prior to the reverse stock split.

         Our Board of Directors  considered the advantages and  disadvantages of the reverse stock split  discussed in the sections  "Advantages of the Proposal"
and  "Disadvantages  of the  Proposal"  in  reaching  its  conclusion  as to the
substantive   fairness   of  the  reverse   stock  split  to  our   unaffiliated
stockholders.  Our Board of  Directors  did not assign  specific  weight to each advantage  and  disadvantage  in a  formulaic  fashion,  but did  place  special emphasis on the opportunity  for Cashed Out  Stockholders to sell their holdings without brokerage fees or commissions,  as well as the significant cost and time savings for us.

         We have not made any special  provision in connection  with the reverse stock split to grant  stockholders  access to our  corporate  files or to obtain counsel or  appraisal  services at our expense.  Our Board of Directors  did not consider  these steps  necessary  to ensure the  fairness  of the reverse  stock split. Our Board of Directors  determined that such steps would be costly,  time consuming and would not provide any meaningful additional benefits. Our Board of
Directors determined that this proxy statement,  together with our other filings with the SEC,  provide  adequate  information  for our  stockholders  to make an informed decision with respect to the transaction.

                                      -23-

                                  OTHER MATTERS

SPECIAL INTERESTS OF AFFILIATED PERSONS IN THE TRANSACTION

         In  considering  the  recommendation  of our  Board of  Directors  with respect to the reverse stock split,  our  stockholders  should be aware that our executive officers and directors have interests in the transaction, which are in addition  to,  or may be  different  from,  our  stockholders  generally.  These interests may create potential conflicts of interest including,  but not limited to,  the  significant  increase  in legal  exposure  for  members  of  boards of directors of public reporting  companies,  especially in the aftermath of recent legislation and related regulations. While there are still significant controls,
regulations   and   liabilities   for  directors  and  executives   officers  of
unregistered  companies,  the legal  exposure  for the  members  of our Board of
Directors  and our  executive  officers  will be reduced after the reverse stock split.

         Each of the  affiliated  stockholders  has indicated to us that it will vote its shares of our Common Stock in favor of  authorizing  the reverse  stock split.

COSTS/SOURCE OF FUNDS AND EXPENSES

         Based on  estimates  of the  record  ownership  of shares of our Common
Stock,  the number of shares  outstanding and other  information as of March 31,
2005, and assuming that 10,000 shares are cashed out, we estimate that the total funds  required  to  consummate  the reverse  stock split will be  approximately
$477,000, of which approximately  $340,000 will be used to pay the consideration to  stockholders  entitled to receive  cash for their shares of our Common Stock and  $137,000  will be used to pay the  costs of the  reverse  stock  split,  as follows:
                 Legal fees and expenses       $100,000
                 Financial consulting            30,000
                 Proxy solicitation and
                 transfer agent fees              7,000
                                               --------
                                               $137,000
                                               ========

         These expenses do not include the normal costs of conducting the annual meeting of  stockholders,  because  those  costs would be incurred in the normal course of business of a public reporting company.

         We intend to fund these costs using cash on hand and, if necessary,  by accessing our credit line.

FEDERAL INCOME TAX CONSEQUENCES

         Summarized below are material federal income tax consequences to us and
to  our  stockholders   resulting  from  the  reverse  stock  split,  if  it  is
consummated.  This summary is based on the  provisions  of the Internal  Revenue
Code of 1986, as amended,  more commonly  referred to as the Code,  the Treasury
Regulations,  issued pursuant thereto, and published rulings and court decisions in effect  as of the date  hereof,  all of which are  subject  to  change.  This
summary  does  not  take  into  account   possible   changes  in  such  laws  or
interpretations,  including  amendments to the Code, other applicable  statutes,
Treasury Regulations and proposed Treasury Regulations or changes in judicial or administrative  rulings; some of which may have retroactive effect. No assurance can be given that any such changes will not adversely  affect the federal income tax consequences of the reverse stock split.

         This  summary  does not  address all  aspects of the  possible  federal income tax  consequences  of the reverse  stock split and is not intended as tax advice to any  person  or  entity.  In  particular,  and  without  limiting  the foregoing, this summary does not consider the federal income tax consequences to our stockholders in light of their individual  investment  circumstances  nor to our stockholders  subject to special treatment under the federal income tax laws
(for  example,  tax  exempt  entities,   life  insurance  companies,   regulated
investment  companies and foreign  taxpayers),  or who hold,  have held, or will hold our Common Stock as part of a straddle,  hedging, or conversion transaction

                                      -24

for federal income tax purposes. In addition,  this summary does not address any consequences  of the reverse  stock split under any state,  local or foreign tax laws.

         We will not obtain a ruling  from the  Internal  Revenue  Service or an opinion  of  counsel  regarding  the  federal  income  tax  consequences  to our stockholders  as a result  of the  reverse  stock  split.  Accordingly,  you are
encouraged  to  consult  your  own  tax  advisor   regarding  the  specific  tax
consequences of the proposed  transaction,  including the application and effect of state, local and foreign income and other tax laws.

         This summary  assumes that you are one of the following:  (i) a citizen or resident of the United States, (ii) a domestic  corporation,  (iii) an estate the income of which is subject to United States federal income tax regardless of its  source,  or (iv) a trust if a United  States  court  can  exercise  primary supervision  over  the  trust's  administration  and one or more  United  States persons are authorized to control all substantial  decisions of the trust.  This summary also assumes that you have held and will continue to hold your shares as capital assets for federal income tax purposes.

         You  should  consult  your tax  advisor as to the  particular  federal, state, local,  foreign, and other tax consequences,  applicable to your specific circumstances.

         We believe  that the reverse  stock split will be treated as a tax-free
"recapitalization"  for federal  income tax  purposes.  This should result in no material  federal  income  tax  consequences  to  Lynch  Interactive  or to  our stockholders  who do not receive cash in the  transaction.  However,  if you are
receiving   cash  in  the   transaction,   you  may  not  qualify  for  tax-free
"recapitalization" treatment for federal income tax purposes.

         STOCKHOLDERS  WHO DO NOT RECEIVE  CASH IN  CONNECTION  WITH THE REVERSE
         STOCK SPLIT

         If you (1) continue to hold Common Stock directly immediately after the reverse  stock  split,  and (2) you  receive no cash as a result of the  reverse stock  split,  you should not  recognize  any gain or loss in the reverse  stock split for federal income tax purposes. Your aggregate adjusted tax basis in your shares of our Common Stock held  immediately  after the reverse stock split will be equal to your  aggregate  adjusted tax basis in such shares held  immediately prior to the reverse  stock split and you will have the same  holding  period or periods in your Common Stock as you had in such Common Stock  immediately  prior to the reverse stock split.

         STOCKHOLDERS  WHO RECEIVE  CASH IN  CONNECTION  WITH THE REVERSE  STOCK
         SPLIT

         If you (1) receive cash in exchange for  fractional  shares as a result of the reverse  stock  split,  (2) you do not  continue to hold any Common Stock directly  immediately after the reverse stock split, and (3) you are not related to any person or entity that holds  Common Stock  immediately  after the reverse stock split, you will recognize  capital gain or loss on the reverse stock split for federal  income tax  purposes,  with such gain  measured  by the  difference between the cash you  received  for your  cashed-out  shares and your  aggregate adjusted tax basis in such Common Stock.

         If you receive  cash in exchange  for  fractional  shares of our Common
Stock as a result of the reverse  stock split,  but either  continue to directly own stock  immediately after the reverse stock split, or are related to a person or entity who continues to hold stock immediately after the reverse stock split, you will  recognize  capital gain or loss in the same manner as set forth in the
previous  paragraph,   provided  that  your  receipt  of  cash  either  is  "not
essentially   equivalent  to  a  dividend,"  or  constitutes  a   "substantially
disproportionate redemption of stock," as described below.

             o     "Not Essentially  Equivalent to a Dividend." You will satisfy the "not  essentially  equivalent to a dividend"  test if the reduction in your proportionate interest in Lynch Interactive resulting  from the reverse  stock split (taking into account for this purpose the Common Stock owned by persons related to you)  is  considered  a  "meaningful  reduction"  given  your particular  facts and  circumstances.  The  Internal  Revenue
                   Service  has  ruled  that a  small  reduction  by a  minority

                                      -25-

                   stockholder  whose relative stock interest is minimal and who exercises no control over the affairs of a  corporation  will satisfy this test.

             o     "Substantially  Disproportionate  Redemption  of Stock."  The
                   receipt  of  cash  in  the  reverse  stock  split  will  be a
                   "substantially  disproportionate redemption of stock" for you if the  percentage  of the  outstanding  shares of our Common
                   Stock   owned  by  you  (and  by  persons   related  to  you)
                   immediately  after the  reverse  stock split is (a) less than
                   50% of all  outstanding  shares  and (b) less than 80% of the percentage  of  shares  of  our  Common  Stock  owned  by you immediately before the reverse stock split.

         In applying  these tests,  you will be treated as owning  shares of our
Common  Stock  actually  or  constructively  owned by  certain  individuals  and entities related to you. If your receipt of cash in exchange for Common Stock is not treated as capital  gain or loss under any of the tests,  it will be treated first as ordinary  dividend  income to the extent of your ratable share of Lynch
Interactive's  current and accumulated earnings and profits,  then as a tax-free return of  capital to the extent of your  aggregate  adjusted  tax basis in your shares,  and any remaining  amount will be treated as capital gain. See "Capital
Gain and Loss" and "Special Rate for Certain Dividends," below.

         CAPITAL GAIN AND LOSS

         For  individuals,  net capital  gain  (defined  generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months  generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital  assets that have been held for 12 months or less will  continue to be subject to tax at ordinary income tax rates.  Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.  There are limitations on the deductibility of capital losses.

         SPECIAL RATE FOR CERTAIN DIVIDENDS

          In general, dividends are taxed at ordinary income rates. However, you may  qualify for a 15% rate of tax on any cash  received  in the  reverse  stock split  that is  treated  as a dividend  as  described  above,  if (i) you are an individual or other non-corporate Stockholder,  (ii) you have held the shares of our Common  Stock with  respect to which the dividend was received for more than
60 days during the 120-day period beginning 60 days before the ex-dividend date, as  determined  under the Code,  and (iii) you were not  obligated  during  such period  (pursuant to a short sale or  otherwise)  to make related  payments with respect to positions in substantially similar or related property. You are urged to consult  with your tax advisor  regarding  your  applicability  for,  and the appropriate  federal,  state, local, foreign or other tax treatment of, any such dividend income.

         BACKUP WITHHOLDING

         Stockholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances,  additional information)
to the Transfer Agent in connection with the reverse stock split to avoid backup withholding  requirements  that might otherwise apply. The letter of transmittal will require each  Stockholder to deliver such information when the Common Stock certificates  are surrendered  following the effective time of the reverse stock split. Failure to provide such information may result in backup withholding at a rate of 28%.

         As explained  above, the amounts paid to you as a result of the reverse stock  split  may  result in  dividend  income,  capital  gain  income,  or some combination  of  dividend  and  capital  gain  income to you  depending  on your individual  circumstances.  You  should  consult  your  tax  advisor  as to  the particular  federal,  state, local,  foreign,  and other tax consequences of the transaction, in light of your specific circumstances.

                                      -26-

         THE  PRECEDING  DISCUSSION  OF THE  MATERIAL  U.S.  FEDERAL  INCOME TAX
CONSEQUENCES  OF THE  REVERSE  STOCK  SPLIT IS GENERAL  AND DOES NOT INCLUDE ALL
CONSEQUENCES TO EVERY  STOCKHOLDER UNDER FEDERAL,  STATE,  LOCAL, OR FOREIGN TAX
LAWS. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE
PARTICULAR  TAX  CONSEQUENCES  TO IT OF THE REVERSE  STOCK SPLIT,  INCLUDING THE
APPLICABILITY  AND EFFECT OF ANY STATE,  LOCAL OR FOREIGN  TAX LAWS,  AND OF ANY
PROPOSED CHANGES IN APPLICABLE LAW.

APPRAISAL AND DISSENTERS' RIGHTS

         Under the Delaware General Corporation Law, our Restated Certificate of
Incorporation and our Bylaws,  our stockholders are not entitled to appraisal or dissenter's rights.

VOTES REQUIRED

         In order to approve the reverse  stock  split,  stockholders  holding a majority of the shares of our Common Stock  outstanding  and entitled to vote at the Annual  Meeting of  stockholders,  voting  together as a single class,  must approve the filing of the  certificate of amendment to our Restated  Certificate of Incorporation  to effect the reverse stock split.  Following this stockholder approval,  our  Board of  Directors  will  determine  when,  and if, to file the amendment with the Secretary of State of the State of Delaware.  Mr. Gabelli has
indicated that he intends to vote shares  beneficially  owned by him in favor of the proposal.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

         Our Board of  Directors  has  unanimously  determined  that the reverse stock split is fair to, and in the best interests of, us and our stockholders.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
APPROVAL AND  ADOPTION OF THE  CERTIFICATE  OF AMENDMENT TO LYNCH  INTERACTIVE'S
RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

         Please  note  that  voting  "FOR" the  proposal  does not mean that the reverse stock split will be consummated.  By voting "FOR" the proposal,  you are giving our Board of Directors the  discretion to reject (and not  implement) the reverse stock split (even after the amendment is approved by the  stockholders).
If for any reason the reverse stock split is not approved,  or, if approved, not implemented,  the shares of our Common Stock will not be deregistered  under the
Exchange  Act or  delisted  from the AMEX,  unless and until such time as we are eligible to do so and our Board of Directors decides to do so.

                                 PROPOSAL NO. 2

                RE-APPROVAL OF THE PRINCIPAL EXECUTIVE BONUS PLAN

         In 2000, our Board of Directors and stockholders approved the Principal
Executive  Bonus  Plan,  to  provide  our chief  executive  officer  and,  if so designated,  certain other key employees with a  performance-based  annual bonus for calendar years beginning January 1, 2000.

         The  Principal  Executive  Bonus Plan is  designed  to satisfy  Section
162(m) of the Code. Section 162(m) of the Code denies a deduction by an employer for  certain  compensation  in excess of $1 million  per year paid by a publicly held  corporation to the chief executive  officer and the four other most highly compensated  executive  officers who are employed at the end of the fiscal year.
Certain  compensation,  including  compensation paid based on the achievement of pre-established  performance  goals,  is excluded from this deduction  limit. In

                                      -27-

general,  the  performance  goals must be  disclosed  to, and  approved  by, the stockholders  in a separate  vote every five years.  Accordingly,  the Principal
Executive  Bonus Plan is being  resubmitted  to  stockholders  so that  payments thereunder will not fail to be deductible under Section 162(m) of the Code.

         The following  description of the Principal  Executive  Bonus Plan is a summary of its key  provisions  and is qualified in its entirety by reference to the Principal  Executive  Bonus Plan, a copy of which was previously  filed with the 2000 annual proxy statement and a copy of which may be obtained upon request by contacting our Secretary.

ADMINISTRATION

         The Principal Executive Bonus Plan is administered by a subcommittee of the  Executive  Compensation  and  Benefits  Committee,  consisting  of  Messrs.
Berkowitz and Moats, who qualify as "outside  directors" under Section 162(m) of the Code.  The  subcommittee  has the  authority to designate  the key employees eligible to  participate in the Principal  Executive  Bonus Plan (other than the chief executive officer), establish individual bonus pool percentages, determine performance criteria, certify attainment of performance goals and other material terms, to construe and interpret the Principal Executive Bonus Plan and make all other  determinations it deems necessary or advisable for the  administration of the Principal Executive Bonus Plan.

ELIGIBILITY AND PARTICIPATION

         Our chief executive  officer  participates  in the Principal  Executive
Bonus  Plan  during  each  calendar  year   automatically.   In  addition,   the
subcommittee may, in its sole discretion, select other key executive officers or key employees of ours (including our subsidiaries) to be eligible to participate in the Principal  Executive Bonus Plan for any calendar year.  However, no other executive currently participates in the Principal Executive Bonus Plan.

DETERMINATION OF ANNUAL BONUS

         Each  participant's  annual bonus under the Principal  Executive  Bonus
Plan for each calendar year will be equal to the participant's  individual bonus pool percentage  multiplied by the achieved annual bonus pool for the respective calendar  year.  The annual  bonus pool is  determined  pursuant to an objective formula or standard based on the attainment of pre-established performance goals
specified  by  the  subcommittee.   The  individual  bonus  pool  percentage  is
determined  by the  subcommittee  and is expressed as a percentage of the annual bonus  pool  for  each  calendar  year.  In  no  event  may  the  total  of  all participants'  individual bonus pool percentages exceed 100% of the annual bonus pool for any  calendar  year.  Unless  otherwise  reduced  by the  subcommittee, payment of a participant's  annual bonus shall be made only if and to the extent performance goals for the relevant calendar year are attained.

PERFORMANCE GOALS

         The   subcommittee   generally  has  the  authority  to  determine  the
performance goals that will be in effect for each calendar year. The performance goals  with  respect to the annual  bonus  pool are based on the  attainment  of certain  target  levels of, or a  percentage  increase in,  pre-tax  profits (as
defined   below)  in  excess  of  certain   target  levels  or   percentages  of
stockholders'  equity (as defined below). In addition,  the subcommittee has the authority  to  incorporate  provisions  in the  performance  goals  allowing for adjustments in recognition of unusual or  non-recurring  events  affecting us or our  financial  statements,  or in  response  to  changes  in  applicable  laws, regulations or accounting principles,  to the extent permitted by Section 162(m)
of the Code.

LIMITS ON ANNUAL BONUS

         Notwithstanding  the attainment of performance  goals, the subcommittee has the  discretion  to reduce (but not increase) a  participant's  annual bonus under the Principal  Executive  Bonus Plan for any calendar year,  regardless of

                                      -28-

the degree of attainment of the  performance  goals.  In any event,  the maximum annual bonus permitted under the Principal  Executive Bonus Plan with respect to any  calendar  year may not exceed,  in the case of any  participant,  80% of an amount equal to 20% of the excess of (a) pre-tax  profits (as defined below) for such calendar year less (b) 25% of stockholders' equity (as defined below).

         Pre-tax  profits  means  income  before  income  taxes  (excluding  any provision for annual bonuses under the Principal  Executive Bonus Plan and under the bonus plan applicable to other corporate  employees),  minority interest (if any),  extraordinary  items (if any),  cumulative changes in accounting (if any)
and  discontinued  operations (if any) in our Statement of  Consolidated  Income
reported in our annual financial  statements  adjusted by (i) minority  interest effects  on such  pre-tax  profits;  and (ii)  pre-tax  effect of income or loss associated  with  discontinued  operation  net  of  minority  interest  effects.
Stockholders'  equity means the average of stockholders' equity at the beginning of the plan year  (i.e.,  the  calendar  year) and at the  beginning  of the two preceding plan years, in each case as reported in our consolidated balance sheet in our annual financial statements.

FORM AND PAYMENT OF ANNUAL BONUS

         With respect to each participant, payment under the Principal Executive
Bonus Plan will be made in cash in an amount equal to the achieved  annual bonus and  may be made  only  after  attainment  of the  performance  goals  has  been certified in writing by the  subcommittee.  Unless  otherwise  determined by the subcommittee in its sole discretion,  each participant  shall, to the extent the applicable  performance goals with respect to the annual bonus pool are attained at the end of each  calendar  year,  have the  right  to  receive  payment  of a prorated  portion  of  such  participant's  annual  bonus  under  the  Principal
Executive  Bonus  Plan for any  calendar  year  during  which the  participant's employment  with us is  terminated  for any reason  other than for  "cause"  (as determined by the subcommittee in its sole discretion).
AMENDMENT AND TERMINATION OF PRINCIPAL EXECUTIVE BONUS PLAN

         The  subcommittee  may at any time and from time to time alter,  amend, suspend or terminate  the  Principal  Executive  Bonus Plan in whole or in part;
provided,   that  no  amendment  shall,   without  the  prior  approval  of  our
stockholders to the extent  required under Code Section  162(m):  (i) materially alter the  performance  goals,  (ii)  increase the maximum  annual bonus for any calendar year,  (iii) change the class of persons eligible to participate in the
Principal  Executive  Bonus Plan, or (iv) implement any change to a provision of the Principal Executive Bonus Plan requiring  stockholder  approval in order for the Principal  Executive Bonus Plan to continue to comply with the  requirements of Section 162(m) of the Code. Notwithstanding the foregoing, no amendment shall
affect   adversely  any  of  the  rights  of  any   participant,   without  such
participant's  consent,  under an award theretofore  granted under the Principal
Executive Bonus Plan.

PERFORMANCE AWARDS

         Mr.  Gabelli,  the only  participant in the Principal  Executive  Bonus
Plan,  did not receive a bonus in respect of 2004.  For a description  of awards made over the last five years under the  Principal  Executive  Bonus  Plan,  see
"Executive  Compensation and Benefits Committee Report on Executive Compensation
- Executive  Officer  Compensation  Program,"  and " - Chief  Executive  Officer
Compensation."

VOTES REQUIRED

         Approval of this Proposal  requires the affirmative  vote of a majority of the shares of our  Common  Stock  voting on the  proposition,  excluding  any
abstentions.   Mr.   Gabelli  has  indicated  he  intends  to  vote  the  shares beneficially owned by him in favor of the proposal.

                                      -29-

RECOMMENDATION OF OUR BOARD OF DIRECTORS

         THE  BOARD OF  DIRECTORS  (OTHER  THAN MR.  GABELLI,  WHO IS  MAKING NO
RECOMMENDATION)  RECOMMENDS  A VOTE  "FOR"  THE  RE-APPROVAL  OF  THE  PRINCIPAL
EXECUTIVE BONUS PLAN.

                           MARKET RELATED INFORMATION

MARKET FOR COMMON STOCK

         Our Common Stock  currently  trades on the AMEX under the symbol "LIC".
On March 17,  2005,  the most recent  practicable  date prior to the printing of this proxy  statement,  the  closing  price for our Common  Stock was $25.75 per share, and there were 889 stockholders of record.  The following table lists the high and low sales prices of our Common Stock for the periods indicated below.

             PERIOD                                        HIGH            LOW

             Fiscal Year Ended December 31, 2003
                         1st Quarter                      $28.00          $21.50
                         2nd Quarter                       24.80           19.50
                         3rd Quarter                       27.75           23.95
                         4th Quarter                       27.41           21.80

             Fiscal Year Ended December 31, 2004
                         1st Quarter                      $37.90          $23.50
                         2nd Quarter                       37.95           28.00
                         3rd Quarter                       36.50           29.50
                         4th Quarter                       24.75           30.45

             Fiscal Year Ending December 31, 2005
                         1st Quarter (through March 17,   $32.00          $19.25
                          2005)

DIVIDEND POLICY

         We have not paid cash dividends on our Common Stock since our inception and intend to continue to retain earnings for operations.

                                      -30-

                                 PROPOSAL NO. 3

                              ELECTION OF DIRECTORS

         Upon the  recommendation  of our  nominating  committee,  our  Board of
Directors  has nominated  Morris  Berkowitz,  Paul J. Evanson,  John C. Ferrara,
Mario J. Gabelli,  Daniel R. Lee,  Lawrence R. Moats and  Salvatore  Muoio to be
elected at the 2005  Annual  Meeting as  members of our Board of  Directors,  to serve until the next Annual  Meeting and until their  respective  successors are elected. If for any reason any nominee does not stand for election,  the proxies solicited  by this proxy  statement  will be voted in favor of the  remainder of those named and may be voted for a substitute  nominee in place of such nominee.
Our management,  however,  has no reason to expect that any of the nominees will not stand for election.

         Our Bylaws provide that our Board of Directors shall consist of no less than two and no more than nine  members and that any  vacancies  on our Board of
Directors, from whatever cause arising,  including newly-created  directorships, may be  filled  by  the  remaining  directors  until  the  next  meeting  of our stockholders.

         Biographical  summaries  and ages of the nominees as of March 31, 2005, are set forth  below.  Data with  respect  to the number of shares of our Common
Stock  beneficially  owned  by each  of them  appears  elsewhere  in this  proxy statement. All such information has been furnished to us by the nominees.

              DIRECTOR
              NOMINEE          AGE     PROFESSIONAL BACKGROUND
              -------          ---     -----------------------

              Morris           82      Mr. Berkowitz has served as a director of
              Berkowitz                Lynch  Interactive  since  2004.  He  has
                                       acted as a  consultant  and an advisor to
                                       Lynch  Interactive  and its  predecessor,
                                       Lynch  Corporation,  since  1998.  He has
                                       also served as an advisor to GGCP,  Inc.,
                                       a private investment company, since 1998.
                                       Mr. Berkowitz is currently retired.

              Paul J.          63      Mr.  Evanson  has served as a director of
              Evanson                  Lynch  Interactive  since  1999.  He  has
                                       served as Chairman,  President  and Chief
                                       Executive  Officer of  Allegheny  Energy,
                                       Inc.  since June 2003.  Prior to that, he
                                       served as  President  of Florida  Power &
                                       Light  Company from 1995 to May 2003.  He
                                       also  served  as   President   and  Chief
                                       Operating  Officer  of Lynch  Corporation
                                       prior to 1995.

              John C.          53      Mr.  Ferrara  has served as a director of
              Ferrara                  Lynch  Interactive  since  1999.  He  has
                                       served as President  and Chief  Executive
                                       Officer of Lynch  Corporation,  a holding
                                       company  with  diversified  manufacturing
                                       operations,  since October 2004. He was a
                                       private investor from 2002 to 2004. Prior
                                       to that, he served as President and Chief
                                       Executive   Officer   of  Space   Holding
                                       Corporation, a private multimedia company
                                       dedicated    to   space,    science   and
                                       technology,  from 2001 to March  2002 and
                                       as Chief  Financial  Officer from 1999 to
                                       2000.   Mr. Ferrara   is  a  Director  of
                                       Gabelli Asset Management Inc.

              Mario J.         62      Mr.  Gabelli has served as a director and
              Gabelli                  Chief   Executive    Officer   of   Lynch
                                       Interactive  since 1999. He has served as
                                       our  Chairman  since  December  2004 (and

                                      -31-

                                       also  from  September  1999  to  December
                                       2002)  and  as  our  Vice  Chairman  from
                                       December  2002  to  December   2004.  Mr.
                                       Gabelli has also  served as the  Chairman
                                       and  Chief   Executive   Officer   and  a
                                       director of Gabelli Asset Management Inc.
                                       and its predecessors  since November 1976
                                       (and    in    connection    with    those
                                       responsibilities,  he serves as  director
                                       or   trustee   and/or   an   officer   of
                                       registered  investment  companies managed
                                       by    subsidiaries   of   Gabelli   Asset
                                       Management).  Mr.  Gabelli also serves as
                                       Chairman and Chief  Executive  Officer of
                                       GGCP, Inc., a private investment company.
                                       Mr.   Gabelli  serves  on  the  Board  of
                                       Advisors   of   Healthpoint   and  Caymus
                                       Partners LLC. Mr. Gabelli (i) is a former
                                       Governor of the AMEX;  and (ii) serves as
                                       an  Overseer   of   Columbia   University
                                       Graduate  School of Business;  Trustee of
                                       Fairfield   University,   Roger  Williams
                                       University,    the   Winston    Churchill
                                       Foundation    and   the   E.L.    Wiegand
                                       Foundation; as a Director of the National
                                       Italian   American   Foundation  and  the
                                       American-Italian  Cancer Foundation;  and
                                       as the Chairman of the Patron's Committee
                                       of Immaculate Conception School.

              Daniel R.        48      Mr. Lee has served as a director of Lynch
              Lee                      Interactive  since 2000. He has served as
                                       Chairman and Chief  Executive  Officer of
                                       Pinnacle  Entertainment,  Inc.,  a public
                                       company  operating  resorts  and  casinos
                                       since  2002.  From 2000 to 2002,  Mr. Lee
                                       was a private investor. Prior to that, he
                                       served  as Chief  Financial  Officer  and
                                       Senior Vice President of  HomeGrocer.com,
                                       Inc.  from  1999 to  2000.  From  1992 to
                                       1999,   Mr.   Lee  served  as  the  Chief
                                       Financial  Officer,  Treasurer and Senior
                                       Vice  President,  Development  of  Mirage
                                       Resort, Incorporated.

              Lawrence R.      57      Mr.  Moats has  served as a  director  of
              Moats                    Lynch  Interactive since January 2005. He
                                       has   served  as   President   and  Chief
                                       Executive Officer of Arlington Electrical
                                       Construction  Company Inc. since 1970. He
                                       also  serves  as   President   and  Chief
                                       Executive   Officer   of   Moats   Office
                                       Properties,  Inc.,  a private real estate
                                       company, since 1992. Mr. Moats served for
                                       15 years as a Trustee of Harper  College.
                                       Since  1991,  Mr.  Moats  has also been a
                                       Director   and   Chairman  of  the  Audit
                                       Committee  of  Royal   American  Bank,  a
                                       private banking institution.

              Salvatore        45      Mr.  Muoio has  served as a  director  of
              Muoio                    Lynch  Interactive  since  1999.  He  has
                                       served as Principal and Chief  Investment
                                       Officer  of  S.   Muoio  &  Co.   LLC,  a
                                       securities  advisory  firm,  since  1996.
                                       From 1995 to 1996,  Mr. Muoio served as a
                                       Securities  Analyst and Vice President of
                                       Lazard   Freres   &   Co.,   L.L.C.,   an
                                       investment  banking  firm.  From  1985 to
                                       1995,  Mr.  Muoio  served as a Securities
                                       Analyst at Gabelli & Company, Inc.

VOTE REQUIRED

         Except where  authority to vote for nominees has been  withheld,  it is intended that the proxies received  pursuant to this  solicitation will be voted
"FOR" the nominees named below.  Nominees receiving the greatest number of votes duly  cast  for the  election  of  directors  will be  elected  to our  Board of
Directors.  Abstentions and broker "non-votes" are not counted as votes cast for purpose of electing directors.

RECOMMENDATION OF BOARD OF DIRECTORS

         OUR BOARD OF DIRECTORS  RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF
OUR NOMINEES TO OUR BOARD OF DIRECTORS.

                                      -32-

                         GOVERNANCE OF LYNCH INTERACTIVE

BOARD OF DIRECTORS

         Our Board of Directors  currently has seven members,  five of whom meet the AMEX standard for  independence.  Only  independent  directors  serve on our audit  committee,  nominating  committee  and  the  executive  compensation  and benefits  committee.  During 2004, our Board of Directors held four meetings and the  committees  held a total of 10 meetings.  All of our directors  attended at least 75% of the meetings of our Board of Directors and the  committees of which they are members.

COMMITTEES OF BOARD OF DIRECTORS

         In 2004,  our  Board of  Directors  had four  ongoing  committees:  the executive  committee,  the  audit  committee,  the  executive  compensation  and benefits  committee,  and the  nominating  committee.  In  2004,  the  executive committee  did not meet,  the audit  committee  met nine  times,  the  executive compensation and benefits  committee met one time; and the nominating  committee did not meet. These committees are described below.

         EXECUTIVE COMMITTEE

         In 2004, Mario Gabelli  (Chairman) and Paul Evanson were the members of our executive  committee.  Our executive  committee is vested with all the power and  authority  of our Board of  Directors,  except  as  otherwise  provided  by
Delaware law or by our Bylaws, during intervals between meetings of our Board of
Directors.

         AUDIT COMMITTEE

         In 2004, John Ferrara (Chairman),  Morris Berkowitz and Salvatore Muoio
were the members of our audit  committee.  In January 2005,  Lawrence  Moats was also appointed to our audit committee.  In March 2005, Mr. Ferrara announced his resignation  both as chairman and as a member of that  committee.  Mr. Moats was thereupon  appointed  chairman.  Our Board of Directors has determined  that the audit committee  members meet the AMEX standard for  independence.  In addition, our Board of  Directors  has  determined  that at least one  member of our audit committee  meets the AMEX  standard of having  accounting  or related  financial management  expertise.  Our Board of Directors has also  determined  that Morris
Berkowitz meets the SEC criteria of an "audit committee  financial  expert." Mr.
Berkowitz's  extensive background and experience includes  professional training and experience as a CPA and an attorney;  service as the chief financial officer and general counsel of two publicly-traded corporations; and experience as a tax and legal advisor as well as a consultant.

         Our audit committee operates pursuant to a charter, which can be viewed on our web site at  www.lynchinteractivecorp.com.  The  charter  gives our audit committee the  authority  and  responsibility  for the  appointment,  retention, compensation and oversight of our independent auditors,  including  pre-approval of all audit and non-audit services to be performed by our independent auditors.
Our audit committee  charter gives this committee broad authority to fulfill its obligations under SEC and AMEX rules and regulations. The audit committee report is set forth elsewhere herein.

         EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE

         In 2004, Paul Evanson,  John Ferrara and Morris  Berkowitz were members of our executive compensation and benefits committee. In March 2005, Mr. Ferrara resigned his membership on this committee and Lawrence R. Moats was appointed in his place. Our Board of Directors has determined that the committee members meet the AMEX  standard for  independence.  Our executive  compensation  and benefits committee  develops and makes  recommendations  to our Board of  Directors  with respect  to our  executive  compensation  policies;  recommends  to our Board of
Directors the  compensation  to be paid to executive  officers;  administers the
Lynch  Interactive  Corporation Bonus Plan and 401(k) Savings Plan; and performs

                                      -33-

such other duties as may be assigned to it by our Board of Directors. In 2004, a subcommittee  consisting  of Messrs.  Berkowitz  and Ferrara  addressed  matters relating to the  Principal  Executive  Benefits  Plan.  Mr.  Moats  replaced Mr.
Ferrara on this subcommittee in March 2005.

         NOMINATING COMMITTEE

         In 2004,  Paul  Evanson,  John  Ferrara,  Salvatore  Muoio  and  Morris
Berkowitz  were all members of our  nominating  committee.  In March  2005,  Mr.
Ferrara  resigned  from the committee and Lawrence R. Moats was appointed in his place. Our nominating  committee is responsible for recommending to our Board of
Directors  nominees  for  election  as our  directors.  The  committee  believes candidates  for our Board of  Directors  should  have the  ability  to  exercise objectivity and independence in making informed  business  decisions;  extensive knowledge,  experience  and  judgment;  the  highest  integrity;  loyalty to our interests and to our  stockholders;  a willingness  to devote the extensive time necessary  to fulfill a  director's  duties;  the ability to  contribute  to the diversity of perspectives present in our Board of Directors' deliberations;  and an appreciation of the Corporation's role in society.  Our nominating  committee considers  candidates  meeting  these  criteria who are  suggested by directors, management or stockholders.  Stockholders may submit  recommendations in writing by  letter  addressed  to our  Corporate  Secretary.  Our  nominating  committee operates pursuant to a charter setting out the functions and responsibilities of
this   committee.   Its   charter   can  be   viewed   on  our   web   site   at
www.lynchinteractivecorp.com.

COMPENSATION OF DIRECTORS

         Directors,  other than the Chairman and directors  considered to be our employees,  receive a monthly cash retainer of $1,500,  a fee of $2,000 for each in person  Board of  Directors  meeting  attended  and a fee of $1,000  for each telephonic meeting of the Board of Directors (which lasts for at least one hour)
attended and each committee meeting the director attended.

         In  addition,  each  non-employee  director  (other than the  Chairman)
serving as a  committee  chairman  receives  an  additional  $2,000  annual cash retainer.  We also purchase  accident and  dismemberment  insurance  coverage of
$100,000  for each  member of our Board of  Directors  and  maintain a liability insurance  policy  that  provides  for  indemnification  of each  director  (and officer) against certain liabilities that he may incur in his capacity as such.

EMPLOYEE CODE OF ETHICS AND CONFLICTS OF INTEREST POLICY

         Since our spin-off from Lynch  Corporation  in 1999, we have had a code of conduct and conflicts of interest policy. In December 2003, we adopted a code of  ethics  that  applies  to all  of our  employees,  officers  and  directors, including our principal executive officer and our senior financial officers.  We require all of our employees to adhere to our code of ethics in addressing legal and ethical  issues  encountered  in conducting  their work.  Our code of ethics requires that our employees  avoid  conflicts of interest,  comply with all laws and other legal  requirements,  conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.  All of our employees are  required to certify  that they have  reviewed  and  understood  our code of ethics.

         In addition,  all employees who because of their  responsibilities  are thought  to be in  sensitive  positions  and who may,  therefore,  be  placed in conflicts of interest situations, are required to certify as to their compliance with  our  conflicts  of  interest  policy.  Copies  of our code of  ethics  and conflicts of interest policy were filed with the SEC as exhibits to our December
31,  2003  annual  report  on  Form  10-K  and  are  posted  on our  website  at
www.lynchinteractivecorp.com.

                                      -34-

POLICY REGARDING REPORTS OF ACTIONS THAT MAY BE VIOLATIONS OF LAW

         In December  2003,  our Board of Directors  adopted a Policy  Regarding
Reports Of Actions  That May Be  Violations  Of Law,  more  commonly  called our
Violations Policy. Our Violations Policy reaffirms our policy to comply with all applicable  laws that  protect  employees  against  unlawful  discrimination  or
retaliation  by  their  employer  as  a  result  of  their  lawfully   reporting
information  regarding,  or their  participating  in,  investigations  involving alleged  corporate  fraud or other  alleged  violations  by us or our  agents of federal or state law. Our Violations  Policy further  establishes a procedure by which  our  employees  may file  anonymous  complaints  regarding  our  business practices including, but not limited to, fraud, violations of law or accounting, internal accounting controls or auditing matters.

         Our  Violations  Policy  also  provides  that we will offer a reward of
$10,000  (also  made  on  an  anonymous  basis)  to  any  employee  who  reports information  regarding  corporate fraud or other alleged violations by us or our agents of  federal  or state  law and such  information  leads to a  finding  of wrongdoing  by either our Board of  Directors  or a  competent  state or federal adjudicatory  body. A copy of our Violations  Policy is posted on our website at
www.lynchinteractivecorp.com.

STOCKHOLDER COMMUNICATIONS

         Our  stockholders  may send  communications  by letter addressed to our
Board of Directors at Lynch Interactive Corporation,  401 Theodore Fremd Avenue,
Rye,  New York 10580.  All  communications  will be received and reviewed by our
Corporate  Secretary.  The receipt of concerns  about our  accounting,  internal controls,  auditing matters or business  practices will be reported to the audit committee.  The  receipt  of other  concerns  will be  reported  to our Board of
Directors or an appropriate committee of our Board of Directors.

                                      -35-

                             EXECUTIVE COMPENSATION

         The  following  tables  set forth  compensation  received  by our Chief
Executive  Officer and each of our executive  officers for the last three fiscal years:

SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION
                                          -------------------

                                                                                   ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR         SALARY($)      BONUS($)(1)       COMPENSATION
---------------------------        ----         ---------      -----------       ------------

Mario J. Gabelli                   2004          350,000           ---                -
Chairman and                       2003          250,000         850,000              -
Chief Executive Officer            2002          350,000         195,000              -

Robert E. Dolan                    2004          285,146         125,000              -
  Chief Financial Officer          2003          260,000         300,000              -
                                   2002          250,000          85,000              -

Evelyn C. Jerden                   2004          244,467           6,928            24,269(2)
  Senior Vice President--          2003          191,659           7,228            24,469(2)
   Operations                      2002          148,674           6,083            23,080(2)

John A. Cole(3)                    2004           17,692          10,000              -
Vice President, Corporate
  Development, General Counsel
 and Secretary

---------------------------

(1)  Bonuses  earned in any fiscal year are generally  paid during the following fiscal year.

(2)  Represents  Western  New Mexico  Telephone  Company's  contribution  to Ms.
     Jerden's account with Western New Mexico's Employee Profit Sharing Plan.

(3)  Mr. Cole's employment commenced on December 1, 2004.

         We have no outstanding stock options or stock  appreciation  rights and we have not made any long-term incentive plan awards to our executive officers.

                                      -36-

                  EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

         The Executive Compensation and Benefits Committee,  or the compensation committee,  of our Board of Directors is  responsible  for developing and making recommendations  to our  Board  of  Directors  with  respect  to  our  executive compensation  policies  and  administering  the various  executive  compensation plans.  In addition,  this  committee  recommends  to our Board of Directors the annual  compensation to be paid to our Chief  Executive  Officer and each of our other  executive  officers,  as well as to other key  employees.  The  committee comprises three independent, non-employee directors.

         The objectives of our executive compensation program are to:

         o   Support the achievement of our desired performance;
         o   Provide  compensation  that will attract and retain superior talent and reward performance;
         o   Ensure  that  there  is  appropriate   linkage  between   executive
             compensation and the enhancement of stockholder value; and
         o   Evaluate the effectiveness of our incentives for key executives.

         The  executive  compensation  program is designed to provide an overall level  of  compensation  opportunity  that  is  competitive  with  companies  of comparable size,  capitalization  and complexity.  Actual  compensation  levels, however,  may be greater or less than average  competitive levels based upon our annual  and  long-term  performance,  as well  as  individual  performance.  The compensation  committee uses its discretion to recommend executive  compensation at levels warranted in its judgment by such performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         Our executive officer compensation program is comprised of base salary, cash bonus  compensation,  our 401(k) Savings Plan, and other benefits generally available to our employees.

         BASE SALARY

         Base  salary  levels for our  executive  officers  are  intended  to be competitive.  In recommending  salaries,  the compensation  committee takes into account an individual's  experience and performance,  as well as specific issues relating  to us. The  adjustments  made to  salaries  for 2004 were based upon a variety of judgmental  factors,  including the  individual  performances  of the officers  in  2003  and  their  anticipated  contributions  to us in  2004,  the
prevailing   industry   conditions  and  our  general  financial  and  strategic
performance.

         BONUS PLAN

         We have in place a bonus plan that is based on an objective  measure of corporate performance and on subjective evaluation of individual performance for our executive officers,  other than Mr. Gabelli our principal executive officer, and other key personnel. In general, this plan provides for an annual bonus pool equal  to (i)  20% of the  excess  of our  consolidated  pre-tax  profits  for a calendar year less (ii) 25% of our average  stockholders equity at the beginning of such year.  Stockholders' equity is the average of stockholders equity at the beginning of the period and at the  beginning of the two  preceding  years.  The bonus  pool will also be  reduced  by amounts  paid  pursuant  to the  Principal
Executive Bonus Plan, as described  below. The  compensation  committee,  in its discretion,  may take into  consideration  other  factors and  circumstances  in determining the amount of the bonus pool and awarding bonuses,  such as progress toward  achievement  of strategic  goals and  qualitative  aspects of management performance.  The allocation of the bonus pool among the executives is not based upon a formula but upon judgmental  factors.  In 2004, the annual bonus pool was

                                      -37-

equal to  approximately  $265,000,  which was paid to executive  officers (other than Mr. Gabelli) and other  personnel,  taking into  consideration  the factors discussed above.

         Mr. Gabelli is the sole  participant in the Principal  Executive  Bonus
Plan that was adopted by our Board of Directors and approved by  stockholders in
2000. The Principal  Executive  Bonus Plan is described under Proposal No. 2 and is similar to the  regular  bonus plan,  except that it (i)  specifies a maximum annual bonus (as defined in the Principal  Executive  Bonus Plan) which is based on a maximum  percentage  (80%) of a specified  bonus pool and (ii)  removes the discretion  of the  committee  to award  annual  bonuses  above the  established maximum annual bonus. The Principal  Executive Bonus Plan is designed to satisfy an  exemption  from Section  162(m) of the Code,  which denies a deduction by an employer for certain  compensation  in excess of  $1,000,000  per year. In 2002, from the annual  bonus pool of  $310,000,  Mr.  Gabelli  was  awarded a bonus of
$195,000. In 2003, from the annual bonus pool of $1,600,000 Mr. Gabelli was paid a bonus of $850,000. In 2004, from an annual bonus pool of $205,000, Mr. Gabelli was paid no bonus.

         LYNCH INTERACTIVE CORPORATION 401(K) SAVINGS PLAN

         All our employees  are eligible to  participate  in our 401(k)  Savings
Plan,  after having  completed one year of service and having reached the age of
18.

         Our 401(k)  Savings Plan permits  employees  to make  contributions  by
deferring  a  portion  of  their   compensation.   We  may  make   discretionary
contributions to our 401(k) Savings Plan accounts of participating  employees. A participant's  interest in both employee and employer contributions and earnings thereupon are fully vested at all times.

         Employee and  employer  contributions  are  invested in certain  mutual funds or our Common Stock,  as determined by the  participants.  With respect to the  individuals  listed in the  Summary  Compensation  Table,  each of  Messrs.
Gabelli and Dolan  deferred  $12,000 under the 401(k)  Savings Plan during 2004, which amounts have been included for each individual in the Summary Compensation
Table.

         BENEFITS

         We provide  medical,  life  insurance  and  disability  benefits to the executive  officers that are generally  available to all of our  employees.  The amount of  perquisites,  as determined  in accordance  with the rules of the SEC relating to executive  compensation,  did not exceed 10% of salary and bonus for
2004.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The following table sets forth compensation received by Mr. Gabelli for the last five years, for serving as our Chief Executive Officer:

                       2000       2001       2002         2003         2004
                       ----       ----       ----         ----         ----
          Salary      350,000    350,000    350,000      250,000     350,000
          Bonus         0          0        195,000      850,000       0

         Mr. Gabelli  performs the usual functions of a chief executive  officer and is particularly  involved in the development of acquisition,  investment and financial strategies.  The compensation  committee considers a number of factors in determining the  compensation of the Chief Executive  Officer,  including our size and scope,  the role of leadership,  particularly  that of Mr. Gabelli,  in developing  existing  businesses  and  in  making  strategic  acquisitions,  our financial  performance as reflected by the increase in our internally  estimated private  market  value  as  well as our  public  market  value,  and  return  on stockholders' equity. Effective in 2000, Mr. Gabelli's prior $500,000 salary was reduced to $350,000,  in  connection  with our spin off from Lynch  Corporation, with no raise until 2004.  Following Mr.  Gabelli's  resignation as Chairman and

                                      -38-

his  appointment as Vice  Chairman,  effective  January 1, 2003,  Mr.  Gabelli's salary was reduced to $250,000.  In 2003,  based on the formula set forth in the
Principal  Executive Bonus Plan, the annual bonus pool was $1,600,000,  with the maximum bonus payable to Mr. Gabelli not to exceed 80% of the annual bonus pool.
The compensation committee, which has the discretion to reduce the bonus payable to Mr. Gabelli, approved a bonus of $850,000,  representing  approximately 53.1%
of the annual bonus pool,  to be paid to Mr.  Gabelli.  In 2004,  Mr.  Gabelli's salary was increased to $350,000 following his resumption of his Chief Executive
Officer duties, but he was awarded no bonus in respect of 2004.

                                          Morris Berkowitz      (Member)
                                          Paul J. Evanson       (Member)
                                          Lawrence R. Moats     (Member)
                                          John C. Ferrara       (Retired Member)

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The  following  table  sets  forth,  as of  the  record  date,  certain information  with respect to all persons  known to us to each  beneficially  own more than 5% of our  shares of Common  Stock,  which is our only class of voting stock  outstanding.  The table also sets forth  information  with respect to our
Common Stock beneficially owned by the directors,  by each nominee for director, by each of the executive officers named in the Summary  Compensation  Table, and by all directors,  nominees for director and executive  officers as a group. The number of shares  beneficially  owned is determined  under rules of the SEC, and the  information is not necessarily  indicative of beneficial  ownership for any other purpose. Under such rules,  beneficial ownership includes any shares as to which a person has the sole or shared voting or  investment  power or any shares that the person can acquire  within 60 days,  such as through  exercise of stock options  or  conversions  of  securities.  Except as  otherwise  indicated,  our stockholders  listed in the table have sole  voting and  investment  powers with respect to the Common Stock set forth in the table. The following information is either  reflected in filings with the SEC or has otherwise  been furnished to us by persons named in the table. Unless otherwise  indicated,  the address of each entity  listed in the table is c/o 401  Theodore  Fremd  Avenue,  Rye,  New York
10580.

                                NAME OF                              AMOUNT AND NATURE        PERCENT
                            BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP     OF CLASS
                            ----------------                      -----------------------     --------

             Kinetics Asset Management, Inc.
             470 Park Avenue South
             New York, New York 10016 .......................             209,000(1)             7.6%
             MJG-IV Limited Partnership......................             620,000(2)            22.5%
             Mario J. Gabelli................................             658,583(2)(3)         23.9%
             Morris Berkowitz................................                 504                 *
             Paul J. Evanson.................................               11,304                *
             John C. Ferrara.................................                2,828                *
             Daniel R. Lee...................................                    0                0
             Lawrence R. Moats...............................               27,700(4)            1.0%
             Salvatore Muoio.................................               16,004(5)             *
             Robert E. Dolan.................................                  960(6)             *
             Evelyn C. Jerden................................                  105                *
             John A. Cole....................................                    0                0
             All directors and named executive officers
             as a group (10 persons).........................              717,988              26.1%

---------------------------------------------
*        Represents holdings of less than one percent.

                                      -39-

(1)      Because of its investment and/or voting power over shares of our Common
         Stock held in the accounts of its investment advisory clients, Kinetics
         Asset  Management,  Inc.,  an investment  adviser,  is deemed to be the beneficial  owner of  209,000  shares.  Kinetics  disclaims  beneficial ownership of all such shares.

(2)      MJG-IV Limited Partnership,  a limited partnership of which Mr. Gabelli is the  general  partner,  has the  right to  receive  and the power to direct the receipt of dividends from, or the proceeds from the sale of,
         620,000  shares.  Mr.  Gabelli has  approximately  a 5% interest in the partnership,  except in respect of 480,000  shares of our Common  Stock sold by Mr.  Gabelli to the  partnership  in January  2004 in which Mr.
         Gabelli has no interest. Mr. Gabelli holds an irrevocable proxy to vote such 480,000 shares until January 16, 2007.

(3)      Represents  620,000 shares owned by a limited  partnership in which Mr.
         Gabelli is the general  partner  (see  footnote 2 above),  6,008 shares owned  directly by Mr.  Gabelli,  11,075  shares  owned by Mr.  Gabelli through our 401(k) Savings Plan, and 21,500 shares owned by GGCP, Inc., in which Mr. Gabelli is the majority stockholder. Mr. Gabelli disclaims beneficial  ownership  of the  shares  owned by MJG-IV  and GGCP,  Inc.
         except to the extent of his interest therein.

(4)      Includes 600 shares  owned  directly by Mr.  Moats,  100 shares held as custodian  for a child,  100 shares held by a family  member and 26,800 shares held by a foundation of which Mr. Moats is the  president.  With respect to all such shares  except the 600 shares held by him directly,
         Mr. Moats disclaims beneficial ownership.

(5)      Consists of (i) 1,704 shares owned  directly by Mr. Muoio;  (ii) 14,100 shares  owned by  investment  funds of which S.  Muoio & Co. LLC is the general partner or investment  manager and (iii) 200 shares owned by S.
         Muoio & Co. LLC Profit Sharing Plan.  Mr. Muoio is the managing  member of S. Muoio & Co. LLC. Mr. Muoio disclaims  beneficial ownership of the shares owned by such investment funds, except for his interest therein.

(6)      Includes 70 shares  registered in the name of Mr. Dolan's children with respect  to which Mr.  Dolan has voting  and  investment  power and 238 shares owned by Mr. Dolan through our 401(k) Savings Plan.

                                      -40-

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on our
Common Stock for the period January 1, 2000 through  December 31, 2004, with the cumulative total return over the same period on the broad market, as measured by the American Stock Exchange  Market Value Index,  and on a peer group.  The peer group  index  is  based  on  the  total  returns  earned  on  the  stock  of the publicly-traded  companies  included  in the Media  General  Financial  Services database under SIC Code 4813, Telephone  Communications,  except Radio Telephone
(135 companies).  The data presented in the graph assumes that $100 was invested in our Common  Stock and in each of the  indexes on January 1, 2000 and that all dividends were reinvested.  The stock price  performance  shown on the following graph is not necessarily indicative of future price performance.

                                [OBJECT OMITTED]

                                      -41-

                  TRANSACTIONS WITH CERTAIN AFFILIATED PERSONS

            Mario Gabelli is affiliated  with various  entities that he directly or indirectly controls and that are engaged in various aspects of the securities business,  such as an investment adviser to various institutional and individual clients,  including  registered  investment  companies and pension  plans,  as a broker-dealer,  and as managing  general partner of various  private  investment partnerships.  During 2004, Lynch  Interactive and its  subsidiaries  engaged in various transactions and arrangements with certain of these entities. The amount of commissions,  fees, and other  remuneration paid to such entities,  excluding reimbursement of certain  expenses  related to Mr. Gabelli's  employment with us
(including approximately $40,000 reimbursement in connection with an airplane in part owned by a subsidiary of GGCP, Inc.), was approximately $63,000,  primarily for administrative and staff support functions.

            In 1998, Lynch  Corporation,  our predecessor,  entered into a lease for approximately  5,000 square feet in a building in Rye, New York, owned by an affiliate of Mr. Gabelli.  Following the spin-off,  we became the lessee of such lease  and in May  2001  the  parties  agreed  to  reduce  the  leased  space to approximately  3,300  square  feet.  The lease was renewed in December  2002 and provides for rent at approximately  $28 per square foot per annum plus a minimum of $3 per  square  foot per annum  for  utilities,  subject  to  adjustment  for increases in taxes and other operating expenses.  The total amount paid for rent and utilities in 2004 under this lease was $112,000. An unaffiliated entity also leasing space in the same building pays rent on substantially the same basis.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section  16(a) of the Exchange Act  requires our  directors,  executive officers  and holders of more than 10% of our Common  Stock to file with the SEC and AMEX initial reports of ownership and reports of changes in the ownership of our Common  Stock and other  equity  securities.  Such  persons are  required to furnish us with copies of all Section 16(a) filings.  Based solely on our review of the copies of such filings we have  received and written  representations  of directors  and officers,  we believe that during the fiscal year ended  December
31, 2004, our officers,  directors, and 10% stockholders were in compliance with all Section 16(a) filing requirements applicable to them.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         On January 12, 2005, our audit  committee  appointed  Deloitte & Touche
LLP to serve as our  independent  auditor  to  audit  our and our  subsidiaries'
consolidated  financial  statements  as of and for the year ended  December  31,
2004.  Deloitte  & Touche  LLP also  audited  our  2003  consolidated  financial statements.  Representatives  of  Deloitte  &  Touche  LLP  are  expected  to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so and to answer appropriate questions.

         The audit committee has not yet selected a principal auditor for fiscal year 2005.  Consistent with the past practice,  the audit  committee  begins the selection process for our principal  auditor  following  completion of the prior year's audit.

RESIGNATION OF ERNST & YOUNG LLP

         Following the  completion  of its review of our condensed  consolidated financial  statements for the quarter ended  September 30, 2003, on November 14,
2003,  Ernst & Young  LLP  notified  us of its  resignation  as our  independent auditor.  Ernst & Young's  decision  was based,  in part,  on the  existence  of pending  litigation  against it initiated by Morgan Group Holding Co., an entity that was created through a spin-off from us. Morgan Group Holding Co. brought an action against Ernst & Young in its capacity as the  independent  auditor of The
Morgan  Group,  Inc., a public  company in which Morgan Group  Holding Co. had a majority interest.

                                      -42-

         The  reports  of  Ernst  &  Young,  as our  principal  auditor,  on our consolidated  financial  statements for the fiscal years ended December 31, 2001 and 2002 (which reports were based on the work of Siepert & Co., L.L.P.  insofar as it relates to the amounts included in the consolidated  financial  statements for our following  subsidiaries:  Cuba City Telephone  Exchange  Corporation and
Belmont  Telephone  Corporation  in 2002 and  2001,  Upper  Peninsula  Telephone
Corporation in 2002 and Lynch Michigan  Telephone  Holding  Corporation in 2001)
did not contain  any adverse  opinion or  disclaimer  of opinion,  nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection  with the audits of our financial  statements for each of
2002 and 2001 and in the subsequent  interim periods through  November 14, 2003, there  were no  disagreements  with Ernst & Young on any  matters of  accounting principles or practices,  financial statement  disclosure,  or auditing scope or procedure,  which disagreements,  if not resolved to the satisfaction of Ernst &
Young,  would have caused Ernst & Young to make  reference to the subject matter of the  disagreements  in connection with its reports.  There were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

         A copy of the  disclosure  under this  subheading has been furnished to
Ernst & Young and  Deloitte  & Touche in order to give  each  such  auditor  the opportunity to present its views in this proxy statement if it believes that the statements made are incorrect or incomplete.

AUDIT FEES

         The  aggregate  fees  billed or to be billed by  Deloitte  & Touche for professional  services  rendered  for the  audit of our 2003 and 2004  financial statements is $1.2 million and $1.1  million,  respectively  The aggregate  fees billed by Deloitte & Touche for professional  services  rendered for the reviews of the financial  statements included in our quarterly reports on Forms 10-Q for
2004 was approximately  $215,000. The aggregate fees billed by Ernst & Young for the audit of our 2002 financial  statements  and review of financial  statements included in our Form 10-Q's for that year was  $615,000.  In  addition,  Ernst &
Young billed us $263,000 for review of the financial  statements included in our
Form 10-Q for 2003 and $50,000 for audit-related work in 2004.

AUDIT-RELATED FEES

         No fees were  billed by  Deloitte & Touche for  assurance  and  related services for 2004 that are reasonably related to the performance of the audit of our 2004 financial  statements  and/or  performance of a review of our financial statements  during 2004 that are not reported as audit fees above. The aggregate fees billed by Ernst & Young for  assurance  and related  services for 2003 that are  reasonably  related  to the  performance  of the  review  of our  financial statements and not reported as audit fees above was $7,500.

TAX FEES

         The  aggregate  fees  billed  by  Deloitte  & Touche  for  professional services rendered to us in 2004 for tax compliance, tax advice, and tax planning was approximately  $15,000.  These services included  miscellaneous  tax-related research.  The aggregate fees billed by Ernst & Young for professional  services rendered to us in 2003 for tax  compliance,  tax advice,  and tax  planning  was
$5,000.

ALL OTHER FEES

         No fees were  billed by  Deloitte & Touche or by Ernst & Young for 2004 or 2003, respectively, for services other than as set forth above.

                                      -43-

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

         In December 2002, our audit committee  adopted  policies and procedures that  require  that any  non-audit  services to be  provided by our  independent auditor that are not otherwise proscribed by Sarbanes-Oxley must be pre-approved by a member of our audit committee and that any such  pre-approval  must then be ratified by our audit committee at its next meeting.

         The  revised  audit  committee  charter  also  provides  that our audit committee  shall  pre-approve  all  auditing  provided to us by the  independent auditors.

         Prior to December 2002, our audit committee did not have an established pre-approval  procedure with respect to the provision of services other than the audit by its independent  auditor.  For the year ended 2002, our audit committee considered  that the provisions of all non-audit  services were  compatible with maintaining the  independence of our  independent  auditor.  For the years ended
2003 and 2004,  our audit  committee  pre-approved  all the fees incurred by our independent auditors.

                             AUDIT COMMITTEE REPORT

         The audit committee of our Board of Directors  comprises  directors who meet the AMEX standards for independence.  The audit committee  operates under a written charter adopted by our Board of Directors.

         The audit committee met with management periodically during the year to consider  the  adequacy of our  internal  controls  and the  objectivity  of our financial reporting. The audit committee discussed these matters with Deloitte &
Touche LLP, our independent auditors,  and with our chief financial officer. The audit  committee  also  discussed  with our senior  management  and  independent auditors our compliance with Sarbanes-Oxley.

         The audit  committee met privately with the  independent  auditors,  as well as with the chief financial officer, on a number of occasions.

         The audit  committee  also held meetings to deliberate the selection of independent auditors for 2004.

         The audit  committee  has  reviewed  and  discussed  our  audited  2004 financial statements with both management and our independent auditors for 2004.
The audit committee has also discussed with our independent auditors any matters
required  to  be  discussed  by   Statement   on  Auditing   Standards   No.  61
(Communications  with Audit  Committees).  The audit  committee has received the written  disclosures  and the letter from our independent  auditors  required by
Independent Standards Board No. 1, Independent Discussions with Audit Committees and has discussed with Deloitte & Touche LLP their independence.

         Management has primary  responsibility for our financial statements and the overall  reporting  process,  including  our  systems of internal  controls.
Management  has  represented  to the  audit  committee  that the 2004  financial statements  were  prepared in  accordance  with  generally  accepted  accounting principles.

         Based on the foregoing  reviews and  discussions,  the audit  committee recommended to our Board of Directors that our 2004 audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December
31, 2004.

                                 Morris Berkowitz  (Member)
                                 Lawrence R. Moats (Chairman)
                                 Salvatore Muoio   (Member)
                                 John C. Ferrara   (Retired Chairman and Member)

                                      -44-

                            PROPOSALS OF STOCKHOLDERS

         If our Exchange Act  registration  is not terminated in connection with the reverse stock split,  proposals of stockholders  intended to be presented at our 2006  Annual  Meeting  must be received by the  Corporate  Secretary,  Lynch
Interactive Corporation, 401 Theodore Fremd Avenue, Rye, NY 10580, no later than
December  15,  2005,  for  inclusion  in our proxy  statement  and form of proxy relating to the that meeting.

                                  MISCELLANEOUS

         Our Board of  Directors  knows of no other  matters  that are likely to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote on such matters in accordance with their best judgment.

                                  ANNUAL REPORT

         Our Annual Report to  Stockholders  for the fiscal year ended  December
31, 2004,  and our Annual  Report on Form 10-K,  are being sent herewith to each stockholder. The Form 10-K is incorporated herein by reference.

                                      -45-

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          LYNCH INTERACTIVE CORPORATION

================================================================================

            It is hereby certified that:

     1.     The name of the corporation is LYNCH  INTERACTIVE  CORPORATION  (the
            "Corporation").

     2.     The Restated  Certificate  of  Incorporation  of the  Corporation is
            hereby  amended to reflect a  1-for-100  reverse  stock split of the
            Corporation's  common stock and to provide the  Corporation  with an option  to buy  back  shares  of its  common  stock  proposed  to be transferred after the reverse stock split is effective.

     3.     To accomplish the foregoing  amendment,  the Restated Certificate of
            Incorporation  of the  Corporation  is hereby  amended  by  revising
            Article FOURTH in its entirety to read as follows:

                   "FOURTH:  The  Corporation  shall have the authority to issue
                   10,000,000  shares  of  common  stock,  $.01 per  share  (the
                   "Common Stock").

                   Simultaneously  with the effective time of the filing of this
                   amendment  to  the  Corporation's   Restated  Certificate  of
                   Incorporation  (the "Effective  Time"),  each share of common stock, par value $.0001 per share, of the Corporation  issued and outstanding or held as treasury shares  immediately prior
                   to  the  Effective   Time  (the  "Old  Common  Stock")  shall
                   automatically be reclassified as and reduced to (the "Reverse
                   Split"),  without  any  action  on the  part  of  the  holder thereof,  1/100 of one share of Common Stock (the "New Common
                   Stock").  Each holder of a  certificate  of Old Common  Stock
                   shall  be  entitled  to  receive,   upon  surrender  of  such
                   certificate   to  the   Corporation's   transfer   agent  for
                   cancellation,  a  certificate  of New Common  Stock that will equal the number of shares of Old Common Stock divided by one hundred.  Holders of Old Common  Stock who are entitled to an aggregate  of less than one share on account  of the  Reverse
                   Split shall not receive  fractional  shares, but rather shall receive,  upon surrender of the stock  certificates  formerly representing  shares of the Old Common Stock, in lieu of such fractional  share,  an amount in cash equal to the fractional
                   share  that  a  holder   would   otherwise  be  entitled  to,
                   multiplied by ___________ ($______.00).

                   Subject to the fractional  share treatment  described  above, certificates  for Old  Common  Stock  will be deemed  for all purposes to represent  the  appropriately  reduced  number of shares  of New  Common  Stock;  provided,  however,  that the holder of  unexchanged  certificates  will not be entitled to receive any  distributions  payable by the Corporation  after the Effective  Time,  until the  certificates  for Old Common
                   Stock have been surrendered for exchange. Such distributions, if any, will be accumulated  and, at the time of surrender of
                   the  Old   Common   Stock   certificate,   all  such   unpaid
                   distributions will be paid without interest.

                   After the  Effective  Time,  the  Corporation  shall have the right to buy back  shares  of  Common  Stock  proposed  to be transferred  by any  stockholder if such transfer would cause the number of holders of record of the  Corporation's  Common
                   Stock to equal or  exceed  300.  The price to be paid for the shares  pursuant  to this  option  is  equal  to (i) the mean between the bid and asked  prices (as  published  in the pink
                   sheets)   averaged  over  the  20  trading  days  immediately
                   preceding  the date of exercise  of the option,  on which the shares of Common  Stock were  quoted  or,  (ii) if the Common
                   Stock  is not then  quoted  in the  pink  sheets  (or if such determination  cannot  otherwise  be made),  the fair  market value for such  shares  as  determined  by the  Corporation's
                   Board of Directors in good faith.

     4.     The Amendment to the Restated  Certificate of  Incorporation  of the
            Corporation  effected by this  Certificate  was duly  authorized and declared  advisable by the Board of Directors of the  Corporation in accordance  with  the  provisions  of  Section  242 of  the  General
            Corporation  Law of the  State  of  Delaware,  and  approved  by the affirmative vote of a majority of the stockholders  entitled to vote thereon in  accordance  with the  provisions  of Section  242 of the
            General Corporation Law of the State of Delaware.

                                       2

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment to the Restated  Certificate  of  Incorporation  of Lynch  Interactive
Corporation on this ______ day of _______________.

                                      -----------------------------------
                                      Robert E. Dolan
                                      Chief Financial Officer

                                       3

                                    EXHIBIT B

                               CAYMUS PARTNERS LLC

                                                 April 17, 2005

CONFIDENTIAL

Board of Directors
Lynch Interactive Corporation
401 Theodore Fremd Avenue
Rye, New York  10580

RE:  FAIRNESS OPINION

Gentlemen:

Lynch  Interactive  Corporation  ("Interactive"  or the  "Company")  proposes  a
1-for-100  reverse  stock split ("Stock  Split") of the  Company's  common stock
("Common  Stock") with the result that (i) holdings prior to such Stock Split of fewer than 100 shares of Common Stock will be  converted to a fractional  share, which will be  immediately  cancelled and converted  into a right to receive the cash  consideration  described in the attached proxy statement  ("Transaction"), and (ii) the Corporation will have fewer than 300 holders of record, allowing it to delist the Common Stock from the American  Stock Exchange (the "AMEX") and to deregister its Common Stock.  As part of the  Transaction,  holders of record of less than 100 shares prior to the Stock Split would  receive  cash  compensation equal to 120% of the  average of the  Company's  stock  price for the 20 trading days, on which the Company's shares were traded,  immediately preceding the date of when the Company's  restated  certificate of  incorporation is filed with the
Office of the Secretary of the State of Delaware.

You have asked Caymus Partners LLC ("Caymus  Partners," "we" or "us") whether or not, in our opinion,  the Transaction is fair to the public  shareholders of the
Company from a financial point of view (the "Opinion").

In arriving at the Opinion set forth below, we have, among other things:

     1)     Reviewed  and  analyzed  the  March  31,  2005  draft  of the  proxy statement  (Schedule 14A) ("Proxy Statement") in connection with the
            Transaction that was provided by the Company;

     2)     Reviewed publicly  available  historical  financial  information and other data concerning the Company,  including  Interactive's  Annual
            Report and audited financial  statements on Form 10-K for the fiscal year ended  December 31, 2004 filed with the Securities and Exchange
            Commission (the "SEC");

     3)     Reviewed and analyzed certain financial characteristics of companies we deemed to have characteristics comparable to the Company;

     4)     Reviewed  and  analyzed  certain  financial  terms  of  transactions
            involving  target  companies  we  deemed  to  have   characteristics
            comparable to the Company;

     5)     Reviewed  certain internal  financial  analyses and forecasts of the
            Company  related to the business,  earnings,  cash flow,  assets and prospects of Interactive, which were provided to us by management of
            Interactive;

     6)     Had discussions with representatives or members of management of the
            Company  concerning  its  businesses,  operations,  assets,  present condition and future prospects;

     7)     Considered the historical  financial  results and present  financial condition of the Company;

     8)     Reviewed  the stock  prices and  trading  history  of the  Company's common stock;

     9)     Reviewed  such other  financial  studies and analyses and  performed such other  investigations  and took into account such other matters
            as  we  deemed  necessary,   including  our  assessment  of  general
            economic, market and monetary conditions; and

    10)     Presented our preliminary  findings to the Board of Directors of the
            Company and answered and  discussed a variety of questions  posed by the Board of Directors.

In preparing our Opinion, we have relied on the accuracy and completeness of all information publicly available,  supplied or otherwise communicated to us by the
Company, and we have not assumed any responsibility to independently verify such information.  With  respect to the  financial  forecasts  provided  to us by the
Company, we have assumed that such forecasts have been reasonably and accurately prepared and  represent  management's  best  currently  available  judgments and estimates as to the future financial performance of Interactive,  and we express no opinion with respect to such forecasts or the assumptions upon which they are based. We have also relied upon assurances of the management of the Company that they are  unaware of any facts that would make the  information  provided  to us incomplete  or  misleading.  We have  not  made any  independent  evaluation  or appraisal of the assets or liabilities  (contingent or otherwise) of the Company nor have we been furnished with any such evaluations or appraisals. We also have assumed that, in all material respects to our analysis,  the representations and warranties  contained in the Proxy  Statement are true and correct,  each of the parties to the Proxy  Statement will perform all of the covenants and agreements to be performed by it under the Proxy Statement and that the Transaction will be consummated in all material respects in accordance with the terms and conditions described in the Proxy Statement without any waiver or modification  thereof. We have also assumed that the final Proxy Statement will be substantially  the same as the March 31, 2004 draft of the Proxy Statement reviewed by us.

This  Opinion  does  not  constitute  a  recommendation  to any  shareholder  of
Interactive.   This  Opinion  does  not  address  the  relative  merits  of  the
Transaction and any other transactions or business  strategies  discussed by the
Board of  Directors  of the  Company as  alternatives  to the Stock Split or the decision  of the Board of  Directors  of the  Company to proceed  with the Stock
Split. Our Opinion is based on economic, monetary and market conditions existing on the date hereof.

Caymus Partners is currently acting as financial advisor to the Company and will be receiving a fee in connection with the rendering of this Opinion.  No portion of Caymus  Partners'  fee is  contingent  upon the  conclusions  reached  in our
Opinion.

On the basis of, and subject to the  foregoing,  we are of the opinion  that the proposed  Transaction is fair to the public  shareholders of Interactive  from a financial point of view.

This Opinion has been prepared for the  information of the Board of Directors of the Company in  connection  with the  Transaction  and shall not be  reproduced, summarized,  described or referred to,  provided to any person or otherwise made public or used for any other purpose without the prior written consent of Caymus
Partners,  except that the Company may include  this  opinion in its entirety in any disclosure  document to be sent to the Company's  stockholders or filed with the SEC relating to the Transaction.

                                        Very truly yours,

                                        /s/ CAYMUS PARTNERS LLC

                                        CAYMUS PARTNERS LLC

                          LYNCH INTERACTIVE CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The  undersigned  hereby appoints Robert E. Dolan and John A. Cole, and each of them, with full power of  substitution,  to vote as indicated below, and
act  with  respect  to  all  shares  of  Common   Stock  of  Lynch   Interactive
Corporation.,  a Delaware corporation (the "Corporation"),  standing in the name of the  undersigned,  at the Annual Meeting of  Stockholders  to be held at 8:30
a.m., Eastern time, on Thursday,  June 2, 2005, at Greenwich  Library,  101 West
Putnam Avenue, Greenwich,  Connecticut,  or at any adjournment thereof, with all the power the undersigned would possess if personally present:

1.  Amendment  of  Lynch  Interactive   Corporation's  Restated  Certificate  of
Incorporation to effect the reverse stock split.

       [  ]  FOR              [  ]   AGAINST           [   ]   ABSTAIN

2.  To re-approve the Principal Executive Bonus Plan.

       [  ]  FOR              [  ]   AGAINST           [   ]   ABSTAIN

3. Election of the following  nominees as directors of the  Corporation:  Morris
Berkowitz,  Paul J. Evanson, John C. Ferrara,  Mario J. Gabelli,  Daniel R. Lee,
Lawrence R. Moats and Salvatore Muoio.

     [  ]  FOR all the nominees (except as     [  ]  WITHHOLD AUTHORITY to vote
 otherwise marked above)                       for all nominees.

     INSTRUCTIONS:     To withhold authority to vote for any particular nominee,
                       strike through such person's name in the above list.

4. In their  discretion,  the  proxies  are  authorized  to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF
NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

IMPORTANT:  To ensure a quorum  and to avoid the  expense  and delay of  sending follow-up  letters,  please  mark,  sign,  date  and  mail  this  proxy  in  the accompanying envelope.

                                        Date:__________________________, 2005

                                             __________________________

                                             __________________________

                                        Please  sign  exactly  as  name  appears
                                        hereon. For a joint account,  each owner
                                        should   sign.    Persons   signing   as
                                        attorney,    executor,    administrator,
                                        trustee  or  guardian  or in  any  other
                                        representative  capacity should indicate
                                        their  full  title.  If  a  corporation,
                                        please  sign in full  corporate  name by
                                        president or other  authorized  officer.
                                        If  a   partnership,   please   sign  in
                                        partnership name by authorized person.